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                              CREDIT AGREEMENT


                                    among


                         INLAND PRODUCTION COMPANY


                           THE BANKS NAMED HEREIN


                                     and


                     CANADIAN IMPERIAL BANK OF COMMERCE


                                   As Agent



                          Dated as of June 30, 1997


                                $50,000,000.00

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.    DEFINITIONS AND RULES OF CONSTRUCTION ........................   1
                 Section 1.1      Definitions ..............................   1
                 Section 1.2      Rules of Construction ....................  18

SECTION 2.    AMOUNT AND TERMS OF CREDIT FACILITIES ........................  19
                 Section 2.1      Loans ....................................  19
                 Section 2.3      Determination of the Borrowing Base ......  20
                 Section 2.3.1    Annual Redetermination of Borrowing Base..  21
                 Section 2.3.2    Semi-Annual Scheduled Determination of
                                   the Borrowing Base ......................  22
                 Section 2.3.3    Discretionary Determination of the
                                   Borrowing Base ..........................  22
                 Section 2.3.4    Redetermination of Borrowing Base upon
                                   Sale of Oil and Gas Properties ..........  23
                 Section 2.4      Notice of Borrowing ......................  24
                 Section 2.5      Disbursement of Funds ....................  25
                 Section 2.6      Notes ....................................  26
                 Section 2.7      Interest .................................  26
                 Section 2.8      Interest Periods .........................  27
                 Section 2.9      Minimum Amount of LIBO Rate Loans ........  29
                 Section 2.10     Conversion or Continuation ...............  29
                 Section 2.11     Changes of Commitments ...................  30
                 Section 2.12     Voluntary Prepayments ....................  30
                 Section 2.13     Mandatory Prepayments ....................  31
                 Section 2.14     Mandatory Prepayments and Other Actions
                                   When the Loan Exceeds the Borrowing
                                   Base ....................................  31
                 Section 2.15     Application of Prepayments ...............  33
                 Section 2.16     Method and Place of Payment ..............  33
                 Section 2.17     Fees .....................................  34
                 Section 2.18     Interest Rate Unascertainable, Increased
                                   Costs, Illegality .......................  35
                 Section 2.19     Funding Losses ...........................  37
                 Section 2.20     Increased Capital ........................  38
                 Section 2.21     Taxes.....................................  39
                 Section 2.22     Assumption of Risks ......................  40
                 Section 2.23     Obligation to Reimburse and to Prepay ....  41
                 Section 2.24     Additional Costs in Respect of Letters
                                   of Credit ...............................  44
                 Section 2.25     Use of Proceeds ..........................  44

SECTION 3.    CONDITIONS PRECEDENT .........................................  45
                 Section 3.1      Conditions Precedent to Initial Loans ....  45
                 Section 3.2      Conditions Precedent to All Loans and
                                   Letters of Credit .......................  49
                 Section 3.3      Conditions Relating to Letters of Credit..  50
                 Section 3.4      Acquisitions..............................  50

SECTION 4.    REPRESENTATIONS AND WARRANTIES ...............................  51
                 Section 4.1      Corporate Status .........................  51
                 Section 4.2      Corporate Power and Authority ............  52
                 Section 4.3      No Violation .............................  52
                 Section 4.4      Litigation ...............................  52
                 Section 4.5      Financial Statements; Financial
                                   Condition; etc...........................  52
                 Section 4.6      Material Adverse Change ..................  53
                 Section 4.7      Use of Proceeds; Margin Regulations ......  53
                 Section 4.8      Governmental Approvals ...................  53
                 Section 4.9      Security Interests and Liens .............  53
                 Section 4.10     Tax Returns and Payments .................  54
                 Section 4.11     ERISA ....................................  54
                 Section 4.12     Investment Company Act; Public Utility
                                   Holding Company Act .....................  55
                 Section 4.13     True and Complete Disclosure .............  55
                 Section 4.14     Corporate Structure; Capitalization ......  55
                 Section 4.15     Environmental Matters ....................  56
                 Section 4.16     Patents, Trademarks, etc. ................  57
                 Section 4.17     Ownership of Property ....................  57
                 Section 4.18     No Default ...............................  57
                 Section 4.19     Licenses, etc. ...........................  57
                 Section 4.20     Compliance With Law ......................  58
                 Section 4.21     No Burdensome Restrictions ...............  58
                 Section 4.22     Labor Matters ............................  58
                 Section 4.23     Subsidiaries and Partnerships ............  58
                 Section 4.24     Location of Business and Offices .........  58

SECTION 5.    AFFIRMATIVE COVENANTS ........................................  58
                 Section 5.1      Information Covenants ....................  58
                 Section 5.2      Books, Records and Inspections ...........  63
                 Section 5.3      Maintenance of Insurance .................  63
                 Section 5.4      Taxes ....................................  64
                 Section 5.5      Corporate Franchises .....................  64
                 Section 5.6      Compliance with Law ......................  64
                 Section 5.7      Performance of Obligations ...............  65
                 Section 5.8      Maintenance of Properties ................  65
                 Section 5.9      Further Assurances .......................  66
                 Section 5.10     Additional Collateral ....................  66
                 Section 5.11     Hedging Agreements .......................  67
                 Section 5.12     List of Purchasers .......................  67

SECTION 6.    NEGATIVE COVENANTS ...........................................  67
                 Section 6.1      Financial Covenants ......................  67
                 Section 6.2      Indebtedness .............................  68
                 Section 6.3      Liens ....................................  69
                 Section 6.4      Restriction on Fundamental Changes .......  70

                 Section 6.5      Sale of Oil and Gas Properties ...........  70
                 Section 6.6      Contingent Liability .....................  71
                 Section 6.7      Dividends ................................  71
                 Section 6.8      Advances, Investments and Loans ..........  71
                 Section 6.9      Transactions with Affiliates .............  72
                 Section 6.10     Limitation on Voluntary Payments .........  72
                 Section 6.11     Changes in Business ......................  72
                 Section 6.12     Certain Restrictions .....................  72
                 Section 6.13     Lease Payments ...........................  73
                 Section 6.14     Sales and Leasebacks .....................  73
                 Section 6.15     Plans ....................................  73
                 Section 6.16     Fiscal Year; Fiscal Quarter ..............  73

SECTION 7.    EVENTS OF DEFAULT ............................................  74
                 Section 7.1      Events of Default ........................  74
                 Section 7.2      Rights and Remedies ......................  78

SECTION 8.    THE AGENT ....................................................  79
                 Section 8.1      Appointment ..............................  79
                 Section 8.2      Delegation of Duties .....................  80
                 Section 8.3      Exculpatory Provisions ...................  80
                 Section 8.4      Reliance by Agent ........................  80
                 Section 8.5      Notice of Default ........................  81
                 Section 8.6      Non-Reliance on Agent and Other Banks ....  81
                 Section 8.7      Indemnification ..........................  82
                 Section 8.8      Agent in its Individual Capacity .........  83
                 Section 8.9      Successor Agent ..........................  83

SECTION 9.    MISCELLANEOUS ................................................  83
                 Section 9.1      Payment of Expenses, Indemnity, etc. .....  83
                 Section 9.2      Right of Setoff ..........................  85
                 Section 9.3      Notices ..................................  85
                 Section 9.4      Successors and Assigns; Participation;
                                   Assignments .............................  86
                 Section 9.5      Amendments and Waivers ...................  89
                 Section 9.6      No Waiver; Remedies Cumulative ...........  89
                 Section 9.7      Sharing of Payments ......................  90
                 Section 9.8      Governing Law; Submission to
                                   Jurisdiction ............................  90
                 Section 9.9      Maximum Interest .........................  91
                 Section 9.10     Counterparts .............................  92
                 Section 9.11     Effectiveness ............................  93
                 Section 9.12     Headings Descriptive .....................  93
                 Section 9.13     Marshalling; Recapture ...................  93
                 Section 9.14     Severability .............................  93
                 Section 9.15     Survival .................................  93
                 Section 9.16     Domicile of Loans ........................  94
                 Section 9.17     Limitation of Liability ..................  94
                 Section 9.18     Calculations; Computations ...............  94

                     Section 9.19    Waiver of Trial by Jury, Punitive
                                      Damages .................................  94
                     Section 9.20    No Oral Agreements .......................  94
                     Section 9.21    Exculpation Provisions ...................  95

Schedule 1      --   Banks and Commitments
Schedule 3.1(h) --   Outstanding Obligations
Schedule 4.8    --   Government Approvals
Schedule 4.9    --   Security Interest and Liens
Schedule 4.11   --   ERISA
Schedule 4.14   --   Subsidiaries; Capital Stock
Schedule 4.15   --   Environmental Matters
Schedule 4.17   --   Real Property
Schedule 4.22   --   Labor Matters
Schedule 4.23   --   Subsidiaries and Partnerships
Schedule 5.11   --   Hedging Agreements
Schedule 6.2    --   Existing Indebtedness
Schedule 6.3    --   Existing Liens
Schedule 6.6    --   Existing Contingent Liability
Schedule 6.8    --   Investments

Exhibit A -- Form of Note
Exhibit B -- Form of Pledge Agreement
Exhibit C -- Form of Mortgage
Exhibit D -- Form of Guaranty Agreement
Exhibit E -- Form of Legal Opinion of Glast, Phillips & Murray, P.C.
Exhibit F -- Form of Legal Opinion of Ray, Quinney & Nebeker
Exhibit G -- Form of Legal Opinion of Skadden, Arps, Slate, Meagher & Flom LLP Exhibit H -- Form of Subordination Provisions
Exhibit I -- Form of Transfer Supplement

     CREDIT AGREEMENT, dated effective as of June 30, 1997, among Inland Production Company, a Texas corporation (the "Borrower"), the Banks (as hereinafter defined) and Canadian Imperial Bank of Commerce, acting in its capacity as agent (the "Agent") for the Banks.

                                   RECITALS

          A. The Borrower has requested that the Banks provide certain loans to an extensions of credit on behalf of the Borrower; and

          B. The Banks have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

          C. In consideration of the mutual covenants and agreements herein contained and of the Banks, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

     SECTION 1.  DEFINITIONS AND RULES OF CONSTRUCTION.

          Section 1.1 DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires.

          "Acquisition Proposal" means a proposal to the Agent from Borrower describing a proposed acquisition of properties to be acquired with the proceeds of a Loan. Each Acquisition Proposal must be acceptable to the Agent in substance, form and detail and must at least set out:

          (a) the properties which are to be acquired with the proceeds of the Loan, the terms of the proposed acquisition, and a timetable for the closing of the acquisition;

          (b) a reserve engineering report, prepared by independent petroleum engineers acceptable to the Agent concerning the properties to be acquired with the Loan; and

          (c)  any such other information that the Agent requests.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly control-ling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to (i) vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall mean CIBC acting in its capacity as agent for the Banks and any successor agent appointed in accordance with Section 8.9.

          "Agent's Office" shall mean the office of the Agent located at 425 Lexington Avenue, New York, New York 10017, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "Agreement" shall mean this Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

          "Applicable Margin" shall mean, on any day with respect to any Loan, the applicable per annum percentage set forth at the appropriate intersection in the table below, based on the amount of Cash Advances as a percentage of the Borrowing Base:

     --------------------------------------------------------------------------------------
                    Cash Advances
                       as % of                      Base Rate Loan        LIBO Rate Loan
                    Borrowing Base                Margin Percentage      Margin Percentage
     --------------------------------------------------------------------------------------
              less than or equal to 25%                   0%                    1%
     --------------------------------------------------------------------------------------
     greater than 25%  less than or equal to 45%        0.375%                1.375%
     --------------------------------------------------------------------------------------
     greater than 45%  less than or equal to 67%        0.625%                1.625%
     --------------------------------------------------------------------------------------
                  greater than  67%                     0.875%                1.875%
     --------------------------------------------------------------------------------------

          "Arranger" shall mean CIBC Wood Gundy Securities Corp.

          "Assignee" shall have the meaning provided in Section 9.4(c).

          "Average Daily Unused Commitment" shall mean at any time, an amount equal to the excess, if any, of (a) the amount of the Maximum Commitment at such time OVER (b) the sum of (i) the aggregate unpaid principal amount at such time of all Loans outstanding, and (ii) an amount equal to the LC Exposure.

          "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

          "Banks" shall mean the Persons listed on Schedule 1 hereto and the Persons which from time to time become a party hereto in accordance with
     Section 9.4(d).

          "Base Rate" shall mean, at any particular date and with respect to all Base Rate Loans, a fluctuating rate of interest PER ANNUM equal to the highest of:

          (a) the rate of interest most recently established by CIBC at its New York office as its base rate for Dollar loans in the United States; and

          (b) the Federal Funds Rate most recently determined by the Agent plus 1%.

          Neither the Base Rate nor the base rate described in CLAUSE (a) above is necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit.

          "Base Rate Loans" shall mean Loans made and/or being maintained at a rate of interest based upon the Base Rate.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the incurrence of one Type of Loan from all the Banks on a given date (or resulting from conversions or continuations on a given date), having in the case of LIBO Rate Loans the same Interest Period.

          "Borrowing Base" shall have the meaning provided in Section 2.3.1.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be a legal holiday in New York City, New York, Atlanta, Georgia, or Houston, Texas, or a day on which banking institutions are authorized or required by law or other government actions to close and
     (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks for U.S. dollar deposits in the relevant interbank Eurodollar market.

          "Capital Expenditures" shall mean, for any period, the sum of (i) expenditures (whether paid in cash or accrued as a liability, including the portion of Capitalized Leases originally incurred during such period that is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Borrower and its Subsidiaries, and (ii) to the extent not included in clause (i), the aggregate of all net noncurrent assets of businesses acquired by the Borrower and its Subsidiaries during that period, including all purchase price adjustments.

          "Capitalized Lease" shall mean (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries, and
     (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

          "Capitalized Lease Obligations" shall mean all obligations of the Borrower and its Subsidiaries under or in respect of Capitalized Leases.

          "Cash Advances" shall mean the amount of Loans outstanding plus the LC Exposure.

     "Cash Equivalents" shall mean at any time:

     (a) any evidence of indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

     (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by:

          (i) a corporation (other than an affiliate of any Loan Party) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or

          (ii)  the Agent (or its holding company);

     (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either:

          (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

          (ii)  the Agent or any bank affiliate thereof; or

     (d) any repurchase agreement entered into with the Agent or any Bank or a bank affiliate thereof (or other commercial banking institution of the stature referred to in CLAUSE (c)(i)) which:

          (i) is secured by a fully perfected security interest in any obligation of the type described in any of CLAUSES (a) through (c); and

          (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the Agent or any Bank or such bank affiliate thereof (or other commercial banking institution) thereunder.

     "CIBC" shall mean Canadian Imperial Bank of Commerce, in its individual capacity.

     "Closing Date" shall mean the date on which the initial Loans are advanced hereunder.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

     "Collateral" shall mean all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Agent or any Bank under any of the Security Documents.

     "Commitment" shall mean at any time, for any Bank, the amount set forth opposite such Bank's name on Annex I hereto under the heading "Loan Commitment," as such amount may be reduced from time to time pursuant to Sections 2.11(b) or 9.4(d).

     "Contingent Liability" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "Conversion Date" shall mean July 1, 1999, unless extended upon mutual agreement of the Borrower and the Banks.

     "Credit Exposure" shall have the meaning provided in Section 9.4(b).

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Default Rate" shall have the meaning provided in Section 2.7(c).

     "Dollar" and "$" shall mean the lawful money of the United States of America.

     "Dividends" shall have the meaning provided in Section 6.7.

     "Domestic Lending Office" shall mean, as to any Bank, the office of such Bank designated as such on Annex I, or such other office designated by such Bank from time to time by written notice to the Agent and the Borrower.

      "EBITDA" shall mean, for any period for which a determination thereof is to be made, without duplication, the sum of the amounts for such period of
(i) Net Income, (ii) Interest Expense, (iii) depreciation expense and depletion expense, (iv) amortization expense, and (v) federal and state taxes (excluding any production tax), and (vi) any losses arising outside of the ordinary course of business (including net loss carryforwards) which have been included in the determination of Net Income; MINUS (vii) any gains arising outside of the ordinary course of business which have been included in the determination of Net Income; in each case, of the Borrower and its Subsidiaries.

     "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability for any Environmental Claim such Person has or may have retained, assumed or otherwise become liable for (contingently or otherwise), either contractually or by operation of law.

     "Environmental Approvals" shall mean any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

     "Environmental Claim" shall mean, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

    "Environmental Laws" shall mean all federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Controlled Group" means a group consisting of any ERISA Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control with such Person that, together with such Person, are treated as a single employer under regulations of the PBGC.

     "ERISA Person" shall have the meaning set forth in Section 3(9) of ERISA for the term "person."

     "ERISA Plan" means (i) any Plan that (x) is not a Multiemployer Plan and
(y) has Unfunded Benefit Liabilities in excess of $500,000 and (ii) any Plan that is a Multiemployer Plan.

     "Event of Default" shall have the meaning provided in Section 7.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System as constituted from time to time.

    "Fee Letter" shall mean that certain letter agreement between the Borrower and CIBC dated of even date with this Agreement concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.

    "Fees" shall mean all amounts payable pursuant to Section 2.17.

    "Final Maturity Date" shall mean July 1, 2002, unless extended by mutual agreement of the Borrower and the Banks but in no event shall the Final Maturity Date occur more than three (3) years after the Conversion Date.

    "GAAP" shall mean United States generally accepted accounting principles as in effect on the date hereof and consistent with those utilized in the preparation of the financial statements referred to in Section 4.5.

    "Guarantor" shall collectively mean Inland Resources and the Subsidiaries of Borrower listed on Schedule 4.23 and any other Person who executes a Guaranty.

    "Guaranty" shall have the meaning provided in Section 3.1(a)(v).

    "Hedging Agreement" shall mean (i) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement designed to protect the Borrower against fluctuations in interest rates or (ii) any commodity hedge, commodity swap, exchange, forward, future, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect the Borrower against fluctuations in commodity prices.

    "Highest Lawful Rate" shall mean, with respect to each Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Bank which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     "Hydrocarbon Interests" shall mean all of the Borrower's rights, titles, interests and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interest and production payment interests, including any reserve for residual interest of whatever nature, in each case located in the United States of America.

     "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons and all products refined or separated therefrom.

     "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables on terms of 90 days or less incurred in the ordinary course of business of such Person), (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the principal component of all Capitalized Lease Obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (v) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (vi) all Contingent Liability of such Person, (vii) all obligations of such Person under any synthetic lease transaction or any other structured finance transaction in connection with the construction of any refinery, and (viii) all payment obligations of such Person under Hedging Agreements.

     "Initial Borrowing Base" shall have the meaning provided in Section 2.3.

     "Inland Resources" shall mean Inland Resources Inc.

     "Interest Expense" shall mean, for any period for which a determination thereof is to be made, the aggregate amount of all interest of the Borrower and its

Subsidiaries on a consolidated basis, whether paid or accrued during such period and whether capitalized or recognized as an expense, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing.

     "Interest Period" shall have the meaning provided in Section 2.8.

     "Investment" shall mean, relative to any Person,

    (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

    (b)  any Contingent Liability of such Person; and

    (c)  any ownership or similar interest held by such Person in any other
Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

    "LC Commitment" at any time shall mean $2,000,000.

    "LC Exposure" at any time shall mean the difference between (i) aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed, minus (ii) the aggregate amount of all cash securing outstanding Letters of Credit pursuant to Section 2.23(b).

    "Letter of Credit Agreements" shall mean the written agreements with the Agent, as issuing lender for any Letter of Credit, executed or hereafter executed in connection with the issuance by the Agent of the Letters of Credit, such agreements to be on the Agent's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Agent.

     "Letters of Credit" shall mean the letters of credit issued pursuant to
Section 2.2 and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

     "LIBO Base Rate" shall mean, with respect to each day during an Interest Period for LIBO Rate Loans, the rate of interest per annum (rounded upwards to the nearest whole multiple of one-sixteenth of one percent) at which deposits in United Stats dollars are offered to the Agent in New York, New York, by prime banks in the New York City interbank eurodollar market by 11:00 A.M.(New York City time) two (2) Business Days before the first day of such Interest Period for delivery on the first day of such Interest Period for a period equal to such Interest Period and in an amount approximately equal to the LIBO Rate Loan.

    "LIBO Lending Office" shall mean, as to any Bank, the office of such Bank designated as such on Annex I, or such other office designated by such Bank from time to time by written notice to the Agent and the Borrower.

    "LIBO Rate" shall mean with respect to each day during an Interest Period for LIBO Rate Loans, a rate per annum determined for such day in accordance with the following formula (rounded upwards to the nearest whole multiple of 1/100th of one percent):

                                   LIBO Base Rate
                        ------------------------------------
                        1.00 - LIBO Rate Reserve Percentage

    "LIBO Rate Loans" shall mean Loans made and/or being maintained at a rate of interest based upon the LIBO Rate.

    "LIBO Rate Reserve Percentage" shall mean, with respect to each day during an Interest Period for any LIBO Rate Loan is the reserve percentage, if any, applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or if more than one such percentage is so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including any emergency, supplemental, special or other marginal reserve requirement) specified from time to time under regulations issued by the Board of Governors of the Federal Reserve System (or any successor thereto) and applicable to liabilities or assets consisting of or including "Eurocurrency Liabilities" (as defined in Regulation D) having a term approximately equal or comparable to such Interest Period.

    "Lien" shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge against or interest in property to secure payment of a debt or performance of any obligation, or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

     "Loans" shall have the meaning provided in Section 2.1.

     "Loan Documents" shall mean this Agreement, the Notes, the Guaranty, and the Security Documents.

     "Loan Party" shall mean and include the Borrower and the Guarantor.

     "Margin Stock" shall have the meaning provided such term in Regulation U and Regulation G of the Federal Reserve Board.

     "Material Adverse Effect" shall mean a material adverse effect upon (i) the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (ii) the ability of any Loan Party to perform, or of the Agent or any of the Banks to enforce, any of the Obligations.

     "Materials of Environmental Concern" shall mean and include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

     "Maximum Commitment" shall have the meaning provided in Section 2.11(a).

     "Mortgage" shall mean the Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement, by and between the Borrower and the Agent covering the interest described therein, as amended, supplemented, restated or otherwise modified and in effect from time to time, together with any other mortgage, deed of trust, assignment, security agreement and financing statements, in form and substance satisfactory to the Agent in its sole and absolute discretion, as the Borrower or any Loan Party shall execute and deliver in order to grant additional collateral acceptable to the Agent for the payment of the Loans and all other obligations of the Loan Parties under the Loan Documents.

    "Mortgaged Properties" shall mean those properties and interests subject to a Lien in favor of the Agent pursuant to any Mortgage, including personal property as more specifically described in the Mortgage, and any other properties or interests acceptable to the Agent which from time to time are subject to a valid perfected and first priority Lien in favor of the Agent pursuant to any additional or supplemental Mortgage.

     "Multiemployer Plan" shall mean a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

     "Net Income" shall mean, for any period for which a determination thereof is to be made, the net income or (loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period.

    "Net Sale Proceeds" shall mean all cash proceeds of each sale or other disposition of assets by the Loan Parties (other than sales of Hydrocarbon in the ordinary course of business), if such proceeds exceed

$100,000 in respect of any transaction or series of related transactions, in each case net of (i) reasonable expenses incurred or reasonably expected to be incurred in connection with such sale or disposition, (ii) any income, franchise, transfer or other tax payable by any Loan Party in connection with such sale or disposition and (iii) any Indebtedness secured by a Lien on such property or assets and required to be repaid as a result of such sale or other disposition.

     "Notes" shall have the meaning provided in Section 2.6(a), together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

     "Notice of Borrowing" shall have the meaning provided in Section 2.4.

     "Notice of Conversion or Continuation" shall have the meaning provided in Section 2.10.

     "Obligations" shall mean all obligations, liabilities and indebtedness of every nature of the Borrower and the Guarantor from time to time owing to the Agent or any Bank under or in connection with this Agreement and any Hedging Agreement now or hereafter arising between the Borrower and any Subsidiary and any Bank or any other Loan Document and all renewals, extensions and/or rearrangements of any of the above.

     "Oil and Gas Properties" shall mean Hydrocarbon Interests; any properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental body or agency having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, joint venture agreements, contracts and other agreements which relate to any of the Hydrocarbon Interest or the production, sale, purchase, exchange or processing of hydrocarbons from or attributable to such Hydrocarbon Interests; all hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, profits a prendre, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including, without limitation, any and all oil wells, gas wells, water wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

    "Participant" shall have the meaning provided in Section 9.4(b).

    "Payment Date" shall mean the last day of each March, June, September, and December, in each year; provided, however, that if any such day is not a Business Day, such Payment Date shall be the next succeeding Business Day.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

     "Person" shall mean and include any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

     "Plan" means any employee benefit plan covered by Title IV of ERISA, the funding requirements of which:

         (i) were the responsibility of the Borrower or a member of its ERISA Controlled Group at any time within the five years immediately preceding the date hereof,

        (ii) are currently the responsibility of the Borrower or a member of its ERISA Controlled Group, or

        (iii) hereafter become the responsibility of the Borrower or a member of its ERISA Controlled Group,

including any such plans as may have been, or may hereafter be, terminated for whatever reason.

    "Pledge Agreement" shall have the meaning provided in Section 3.1(a)(iii).

    "Pro Rata Share" as to any Bank shall mean a fraction (expressed as a percentage), the numerator of which shall be the aggregate amount of such Bank's Commitments and the denominator of which shall be the Total Commitment.

    "Purchasing Banks" shall have the meaning provided in Section 9.4(d).

    "Regulation D" shall mean Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or any portion thereof.

    "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA (other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations), or is the occurrence of any of the events described in Section 4068(f) or 4063(a) of ERISA.

    "Required Banks" shall mean Banks holding more than 66 2/3% of the principal amount of Loans outstanding or, if no Loans are outstanding, more than 66 2/3% of the Total Commitments.

    "Revolving Credit Period" shall mean the period from the Closing Date to but not including the Conversion

Date.

    "Security Documents" shall mean and include the Guaranty, the Letters of Credit, the Letter of Credit Agreements, the Pledge Agreement, and the Mortgage.

    "Subsidiary" of any Person shall mean and include (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner or has a 50% or more equity interest at the time.

    "TCW Credit Agreement" shall mean that certain Credit Agreement dated November 29, 1995, among Inland Production Company, Inland Resources Inc., Trust Company of the West, TCW Asset Management Company and The TCW Debt and Royalty Funds IV.

    "Term Loan Period" shall mean the period commencing on the Conversion Date and ending on the Final Maturity Date.

    "Termination Event" shall mean (i) a Reportable Event, or (ii) the initiation of any action by the Borrower, any member of the Borrower's ERISA Controlled Group or any ERISA Plan fiduciary to terminate an ERISA Plan or the treatment of an amendment to an ERISA Plan as a termination under ERISA, or (iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan.

    "Total Commitment" shall mean, at any time, the sum of the Commitments of all of the Banks at such time.

    "Transferee" shall have the meaning provided in Section 9.4(e).

    "Transfer Supplement" shall have the meaning provided in Section 9.4(d).

     "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Base Rate Loan or a LIBO Rate Loan.

     "Unfunded Benefit Liabilities" means with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).

     Section 0.1 RULES OF CONSTRUCTION.  When used in this Agreement:

     (a) the singular includes the plural and the plural includes the singular;

     (b)  "or" is not exclusive;

     (c) a reference to any law, statute, regulation, order or ruling includes the same as amended, supplemented or otherwise modified and in effect from time to time and any replacement thereof;

     (d) a reference to a Person includes its permitted successors and permitted assigns and, in the case of any governmental entity or body, any Person succeeding to its functions and capacities;

     (e) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified, supplemented, replaced or superseded from time to time in accordance with its terms and as permitted by the Loan Documents;

     (f) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement and all references to Sections, Articles, Schedules and Exhibits shall be ref-erences to Sections, Articles, Schedules and Exhibits of this Agreement unless otherwise expressly specified; and

    (g) Except as otherwise expressly provided in this Agreement, references to documents or certificates "substantially in the form" of Exhibits to another document shall mean that such documents or certificates are duly completed in the form of the related Exhibits with substantive changes subject to the provisions of Section 9.5.

SECTION 1. AMOUNT AND TERMS OF CREDIT FACILITIES.

     Section 1.1  LOANS.

     (a) Subject to and upon the terms and conditions herein set forth, each Bank severally and not jointly agrees, at any time and from time to time on and after the Closing Date and prior to the Conversion Date, to make loans (collectively, "Loans") to the Borrower, in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Commitment as then in effect; PROVIDED, HOWEVER, that the aggregate principal amount of all such Loans by all Banks hereunder at any one time outstanding together with the LC Commitment shall not exceed the Maximum Commitment. The sum of the Commitments of all of the Banks (the "Total Commitment") on the Closing Date shall be Fifty Million Dollars ($50,000,000). The Loans of each Bank made on the Closing Date shall be initially made as a Base Rate Loan and may thereafter be maintained at the option of the Borrower as a Base Rate Loan or a LIBO Rate Loan, in accordance with the provisions hereof. During the Revolving Credit Period, Loans may be voluntarily prepaid pursuant to
Section 2.12, and, subject to the other provisions of this Agreement, any amounts so prepaid may be reborrowed.

     (b) All Loans outstanding on the Conversion Date shall be converted to a single loan to the Borrower of a sum equal to the amount of all Loans outstanding on the Conversion Date. Commencing on the Payment Date immediately following the Conversion Date and on each Payment Date thereafter, the aggregate principal amount of the Loans outstanding on the Conversion Date shall be payable in twelve (12) equal consecutive quarterly installments, sufficient to amortize the outstanding principal amount over the Term Loan Period with final payment of the remaining principal balance of the Loans dues on the Final Maturity Date.

    (c) During the Revolving Credit Period, each Borrowing of Loans shall be in the aggregate minimum amount of $100,000 or any integral multiple of $50,000 in excess thereof.

    Section 1.2 LETTERS OF CREDIT. During the period from and including the Closing Date up to but excluding two (2) days prior to the Final Maturity Date, the Agent, as issuing bank for the Banks, agrees to extend credit for the account of the Borrower or any Subsidiary at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, the full amount of all Letters of Credit at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Maximum Commitment, as then in effect, minus the aggregate principal amount of all Loans then outstanding. Upon issuance of any Letters of Credit hereunder, the Banks shall be irrevocably and automatically deemed to have purchased a participation in such Letters of Credit according to their respective Pro Rata Share.

    Section 1.3 DETERMINATION OF THE BORROWING BASE. During the period from the date hereof to the date of the first determination of the Borrowing Base pursuant to the further provisions of this SECTION 2.3, the amount of the Borrowing Base shall be Twenty-Six Million Dollars ($26,000,000.00) (the "Initial Borrowing Base"). The Borrowing Base may be reduced or increased from time to time pursuant to a redetermination thereof as set forth in this
Section 2.3.

    Section 1.3.1 ANNUAL REDETERMINATION OF BORROWING BASE. Promptly after January 1 of each calendar year, commencing January 1, 1998, and in any event prior to March 15th of such calendar year, the Borrower shall furnish to the sAgent a report in form and substance satisfactory to the Agent, audited by an independent engineer satisfactory to the Agent, which report shall be dated as of January 1 of such calendar year and shall set forth the proven and producing oil and gas reserves attributable to Hydrocarbon Interests of the Borrower, including the Mortgaged Properties and any new Hydrocarbon
Interests of the Borrower acceptable to the Agent, such report to include a projection of the rate of production and net operating income with respect thereto, as of such date. Within thirty (30) days after receipt of such report, the Agent shall make a determination of the principal amount of the Loans to remain available to the Borrower hereunder (herein as determined and redetermined from time to time and in effect on any date called the "Borrowing Base") on account of such reserves as of such January 1; PROVIDED THAT in computing the Borrowing Base, at least eighty percent (80%) of the net present value of oil and gas reserves included in the Borrowing Base (such net present value being, determined by the Agent in its sole discretion) must be attributable to Mortgaged Properties. Following such determination the Agent shall promptly propose to the Banks a new Borrowing Base in a timely and complete manner. After having received notice of such proposal by the Agent, the Required Banks shall have ten (10) Business Days to agree or disagree with such proposal. If at the end of the ten (10) Business Days, the Required Banks have not communicated their approval or disapproval, such silence shall be deemed to be an approval and the Agent's proposal shall be the new Borrowing Base. If however, the Required Banks notify Agent within ten (10) Business Days of their disapproval, the Agent shall, within a reasonable period of time, redetermine the Borrowing Base. The Agent shall promptly notify the Borrower and the Banks in writing of the amount of Borrowing Base then in effect, PROVIDED
THAT failure to so notify the Borrower shall not affect the Borrower's obligations hereunder or subject the Agent to liability. The determination of the Borrowing Base made by the Agent shall be so made by the Agent in the exercise of its sole discretion in accordance with the Agent's customary practices and standards for oil and gas loans.

    Section 1.3.2 SEMI-ANNUAL SCHEDULED DETERMINATION OF THE BORROWING BASE. In addition, within forty-five (45) days after each July 1, commencing July 1, 1998, the Borrower will make available for review by the Agent monthly production data for each lease or other interest included within the Hydrocarbon Interests of the Borrower for the six (6) month period preceding such date (PROVIDED THAT, to the extent such data may not be available, monthly production data for June of such period may be based on reasonable estimates of the Borrower) together with the Borrower's projection of the rate of produc-tion and net operating income for such properties (in the aggregate) during the next succeeding six (6) month period. Also to be made available are the reserves, projected rate of income and net operating income on any Hydrocarbon Interests which were developed by the Borrower subsequent to the preceding January 1 and which are to be included in the Borrowing Base subject to the Agent's consent (in its sole discretion) and with respect to which the Agent shall have received title opinions in form and substance satisfactory to the Agent. The Agent shall have thirty (30) days after receipt of this information from the Borrower to propose a new Borrowing Base as of the preceding July 1 to the Banks. The determination of the Borrowing Base shall be made in the same manner and be subject to the same approvals as prescribed in Section 2.3.1.

    Section 1.3.3  DISCRETIONARY DETERMINATION OF THE BORROWING BASE.

    (a) In addition to the foregoing scheduled annual and semi-annual determinations of the Borrowing Base, the Agent shall have the right to redetermine the Borrowing Base at its sole discretion at any time and from time to time but not more often than once every six calendar months, based on the latest reports delivered pursuant to Sections 2.3.1 or 2.3.2 and/or upon such other information as the Agent may request. Each such discretionary redetermination of the Borrowing Base shall be made in the same manner and in accordance with the procedures and standards set forth above by adjusting the Borrowing Base then in effect. If the Agent shall elect to make a discretionary redetermination of the Borrowing Base pursuant to the provisions of this Section 2.3.3(a), the Borrower shall within thirty (30) days of receipt of a request therefor from the Agent deliver to the Agent such updated engineering, production and operating data as the Agent shall request, including monthly production data for each lease or interest included within the Hydrocarbon Interests of the Borrower and the Borrower's projections of the rate of production and net income for such properties.
The Agent shall have thirty days (30) following receipt of such requested information to propose a new Borrowing Base as of such date of determination to the Banks. The determination of the Borrowing Base shall be made in the same manner and be subject to the same approvals as prescribed in Section 2.3.1.

     (b) In addition, the Borrower shall also have the right to request a redetermination of the Borrowing Base at any time and from time to time but not more often than once every six calendar months, based on the latest reports delivered pursuant to Sections 2.3.1 or 2.3.2 and/or upon such other information as provided by the Borrower. Each such discretionary redetermination of the Borrowing Base shall be made in the same manner and in accordance with the procedures and standards set forth above by adjusting the Borrowing Base then in effect. If the Borrower shall elect to request a discretionary redetermination of the Borrowing Base pursuant to the provisions of this Section 2.3.3 (b), the Borrower shall within thirty (30) days of such request therefor deliver to the Agent updated engineering, production and operating data, including monthly production data for each lease or interest included within the Hydrocarbon Interests of the Borrower and the Borrower's projections of the rate of production and net income for such properties. The Agent shall have thirty days (30) following receipt of such information to propose a new Borrowing Base as of such date of determination to the Banks. The determination of the Borrowing Base shall be made in the same manner and be subject to the same approvals as prescribed in
Section 2.3.1.

     Section 1.3.4 REDETERMINATION OF BORROWING BASE UPON SALE OF OIL AND GAS PROPERTIES. The Agent will redetermine the Borrowing Base upon any proposed sale, transfer or conveyance of any Oil and Gas Property of the Borrower as permitted by Section 6.5 hereof by adjusting the Borrowing Base then in effect by an amount equal to the value attributed to the Oil and Gas Properties to be conveyed, as determined by the Agent in its sole discretion in accordance with its customary practices and standards. Nothing herein shall be construed to permit the sale, transfer or other conveyance (i) of any Oil and Gas Properties of the Borrower except in compliance with Section
6.5 or (ii) of any Mortgaged Property.

     Section 1.4  NOTICE OF BORROWING.

     (a) Whenever the Borrower desires to borrow Loans hereunder, it shall give the Agent at the Agent's Office prior to 10:00 A.M., New York City time, on the day of such Borrowing, telex, telecopy or telephonic no-tice (promptly confirmed in writing) of each Base Rate Loan, and at least three (3) Business Days' prior telex, telecopy or telephonic notice (promptly confirmed in writing) of each LIBO Rate Loan to be made hereunder. Each such notice (a "Notice of Borrowing") shall be irrevocable and shall specify (i) the aggregate principal amount of the requested Loans, (ii) the date of Borrowing (which shall be a Business Day), and (iii) whether such Loans shall consist of Base Rate Loans or LIBO Rate Loans and, if LIBO Rate Loans, the initial Interest Period to be applicable thereto (provided, that no LIBO Rate Loans may be requested or made when any Default or Event of Default has occurred and is continuing).

     (b) The Borrower shall give the Agent at the Agent's Office prior to 10:00 A.M., New York City time, at least three (3) Business Days prior telex, telecopy or telephonic notice (promptly confirmed in writing) of each request for the issuance and at least ten (10) Business Days prior telex, telecopy or telephonic notice (promptly confirmed in writing) of the renewal or extension of a Letter of Credit hereunder which request shall specify the amount of such Letter of Credit, the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, the duration thereof, the name and address of the beneficiary thereof, the form of the Letter of Credit, the number of the Letter of Credit if such Letter of Credit is to be renewed or extended, and such other information as the Agent may reasonably request all of which shall be reasonably satisfactory to the Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Agent shall issue such Letter of Credit to the beneficiary thereof. No stated expiration date of any Letter of Credit shall extend beyond the date that is the earlier of
(i) one (1) year after the date of issuance of the Letter of Credit or (ii) two (2) days before the Final Maturity Date.

     In conjunction with the issuance of each Letter of Credit, the Borrower and the Subsidiary, if the account party, shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Agent and the Banks hereby agree that the provisions of this Agreement shall govern.

     The Agent will send to the Borrower, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

     (c) Promptly after receipt of a Notice of Borrowing, the Agent shall inform each Bank as to its Pro Rata Share of the Loans or the Letter of Credit requested thereunder.

     Section 1.5  DISBURSEMENT OF FUNDS.

     (a) No later than 1:00 P.M., New York City time, on the date specified in each Notice of Borrowing, each Bank will make available its Pro Rata Share of the Loans requested to be made on such date, in U.S. dollars and immediately available funds, at the Agent's Office. After the Agent's receipt of the proceeds of such Loans, the Agent will make available to the Borrower by depositing in the Borrower's account at the Agent's Office the aggregate of the amounts so made available in the type of funds actually received.

     (b) Unless the Agent shall have been notified by any Bank prior to the date of a Borrowing that such Bank does not intend to make available to the Agent its portion of the Loans to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made such amount available to the Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the then applicable rate of interest, calculated in accordance with Section 2.7, for the re-spective Loans. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder. Notwithstanding anything contained herein or in any other Loan Document to the contrary, the Agent may apply all funds and proceeds of Collateral available for the payment of any Obligations first to repay any amount owing by any Bank to the Agent as a result of such Bank's failure to fund its Loans hereunder.

     Section 1.6  NOTES.

     (a) The Borrower's obligation to pay the principal of, and interest on, each Bank's Loans shall be evidenced by in the case of such Bank's Loans, a promissory note (a "Note") duly executed and delivered by the Borrower substantially in the form of Exhibit A hereto in a principal amount equal to such Bank's Commitment, with blanks appropriately completed in conformity herewith. Each Note issued to a Bank shall (x) be payable to the order of such Bank, (y) be dated the Closing Date, and (z) mature on the Final Maturity Date.

     (b) Each Bank is hereby authorized, at its option, either (i) to endorse on the schedule attached to its Note (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan evidenced thereby and the date and amount of each principal and interest payment in respect thereof, or (ii) to record such Loans and such payments in its books and records. Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein.

     Section 1.7  INTEREST.

     (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of the making of such Loan until such Loan shall be paid in full at a rate per annum which shall be equal to the Base Rate in effect from time to time plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate, such rate to change as and when the Base Rate changes, such interest to be computed on the basis of a 365 or 366 day year.

     (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each LIBO Rate Loan from the date of the making of such Loan until such Loan shall be paid in full at a rate per annum which shall be equal to the sum of the relevant LIBO Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate, such interest to be computed on the basis of a 360-day year.

     (c) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of all Loans and, to the extent permitted by law, overdue interest in respect of all Loans, shall bear interest at a rate per annum (the "Default Rate") equal to the sum of two percent (2%) plus the interest rate otherwise applicable hereunder to such principal amount in effect from time to time.

     (d) Interest on each Loan shall accrue from and including the date of the Borrowing thereof to but excluding the date of any repayment thereof (provided that any Loan borrowed and repaid on the same day shall accrue one day's interest) and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Payment Date, (ii) in respect of each LIBO Rate Loan, on the last day of each Interest Period applicable to such Loan and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of all Loans, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (e) The Agent shall, upon determining the LIBO Rate for any Interest Period, promptly notify the Borrower and the Banks thereof.

     Section 1.8  INTEREST PERIODS.

     (a) The Borrower shall, in each Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, conversion into or continuation of a LIBO Rate Loan, select the amount and the interest period (each an "Interest Period") applicable to such

LIBO Rate Loan, which Interest Period shall, at the option of the Borrower, be either a one-month, two-month, three-month, six-month period, nine-month period or (if available to all of the banks) twelve-month period provided that:

          (i) the initial Interest Period for any LIBO Rate Loan shall commence on the date of the making of such Loan (including the date of any con-version from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Loan shall commence on the date on which the next preceding Interest Period expires;

          (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED, HOWEVER, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) no Interest Period in respect of any Loan shall extend beyond the Final Maturity Date, as the case may be; and

          (v) no Interest Period in respect of a Loan during the Term Loan Period shall extend beyond any date upon which a repayment of the Loans is required to be made pursuant to Section 2.1 unless the aggregate principal amount of Loans which are Base Rate Loans or which have Interest Periods which will expire on or before such date is equal to or in excess of the amount of the Loan repayment required to be made on such date.

       (b) If by the time specified in Section 2.10(b), upon the expiration of any Interest Period, the Borrower has failed to elect a new Interest Period to be applicable to the respective LIBO Rate Loan as provided above, the Borrower shall be deemed to have elected to convert such LIBO Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

     Section 1.9 MINIMUM AMOUNT OF LIBO RATE LOANS. All borrowings, conversions, continuations, payments, prepayments and selection of Interest Periods hereunder shall be made or selected so that, after giving effect thereto, (i) the aggregate principal amount of any Borrowing comprised of LIBO Rate Loans shall not be less than $100,000 or an integral multiple of $50,000 in excess thereof, and (ii) there shall be no more than five (5) Borrowings comprised of LIBO Rate Loans outstanding at any time.

     Section 1.10  CONVERSION OR CONTINUATION.

     (a) Subject to the other provisions hereof, the Borrower shall have the option (i) to convert at any time all or any part of outstanding Base Rate Loans which comprise part of the same Borrowing to LIBO Rate Loans, (ii) to convert all or any part of outstanding LIBO Rate Loans which comprise part of the same Borrowing to Base Rate Loans, on the expiration date of the Interest Period applicable thereto, or (iii) to continue all or any part of outstanding LIBO Rate Loans which comprise part of the same Borrowing as LIBO Rate Loans for an additional Interest Period, on the expiration of the Interest Period applicable thereto; PROVIDED that (A) no Base Rate Loan may be converted into a LIBO Rate Loan at any time during the first two days after the Closing Date and (B) no Loan may be continued as, or converted into, a LIBO Rate Loan when any Default or Event of Default has occurred and is continuing.

     (b) In order to elect to convert or continue a Loan under this Section 2.10, the Borrower shall deliver an irrevocable notice thereof (a "Notice of Conversion or Continuation") to the Agent no later than 10:00 A.M., New York City time, (i) at least three (3) Business Days in advance of the proposed conversion date in the case of a conversion to a Base Rate Loan and (ii) at least three (3) Business Days in advance of the proposed conversion or continuation date in the case of a conversion to, or a continuation of, a LIBO Rate Loan. A Notice of Conver-sion or Continuation shall specify (w) the requested conversion or continuation date (which shall be a Business Day), (x) the amount and the Loan to be converted or continued, (y) whether a conversion or continuation is requested, and (z) in the case of a conversion to, or a continuation of, a LIBO Rate Loan, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this Section 2.10(b), the Agent shall provide each Bank notice thereof.

     Section 1.11  CHANGES OF COMMITMENTS.

     (a)  The Maximum Commitment shall at all times be equal to the lesser of
(i) the Total Commitment after adjustments resulting from reductions pursuant to Section 2.11(b) hereof or (ii) the Borrowing Base as determined from time to time.

     (b) Upon at least three Business Day's prior irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Agent (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to permanently reduce each Bank's Pro Rata Share of all or part of the Total Commitment, provided that
(i) any such partial reduction shall be in the minimum aggregate amount of $100,000 or any integral multiple of $50,000 in excess thereof, and (ii) the Borrower shall not have the right to reduce the Total Commitment below any amount equal to the LC Exposure unless the Borrower provides cash collateral in an amount equal to the LC Exposure.

     Section 1.12 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay the Loans in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing), which notice shall be irrevocable, of its intent to prepay the Loans, at least three (3) Business Days prior to a prepayment of LIBO Rate Loans and on the same day of a prepayment of Base Rate Loans, which notice shall specify the amount of such prepayment and what Types of Loans and which Facilities are to be prepaid and, in the case of LIBO Rate Loans, the specific Borrowing(s) pursuant to which made, and which notice the Agent shall promptly transmit to each of the Banks, (ii) each prepayment shall be in an aggregate principal amount of $100,000 or any integral multiple of $50,000 in excess thereof, (iii) prepayments of LIBO Rate Loans made pursuant to this Section shall be in an amount no less than
(A) $1,000,000 and in integral multiples of $100,000 in excess thereof, or
(B) the remaining aggregate principal balance of such LIBO Rate Loan, and shall be subject to the terms of Section 2.19, and (iv) partial prepayments of the Loans during the Term Loan Period shall be applied to the scheduled installments of principal thereof in the inverse order of maturity.

     Section 1.13 MANDATORY PREPAYMENTS.

     (a) On each date after the Closing Date on which the Borrower or any of its Subsidiaries receives any Net Sale Proceeds, the Borrower shall prepay the outstanding Loans in an amount equal to 100% of the amount of such Net Sale Proceeds, in accordance with the provisions of Section 2.15.

     (b) On each date after the Closing Date on which the Borrower or any of its Subsidiaries receives proceeds of any insurance payment or condemnation award in respect of any of its assets, if all such proceeds relating to such awards or payments exceed $50,000 individually or $100,000 in the aggregate, the Borrower shall prepay the outstanding Loans in an amount equal to 100% of such proceeds, in accordance with the provisions of Section 2.15.

     (c) On each day on which the Total Commitment is reduced pursuant to
Section 2.11(b), the Borrower shall prepay the Loans to the extent, if any, that the outstanding aggregate principal amount of the Loans plus the LC Commitment exceeds such reduced Total Commitment.

     Section 1.14 MANDATORY PREPAYMENTS AND OTHER ACTIONS WHEN THE LOAN EXCEEDS THE BORROWING BASE. In the event the unpaid principal amount of the Loans plus the LC Exposure shall, at the time of any determination of the Borrowing Base pursuant to the terms of SECTION 2.3 hereof, be in excess of the Borrowing Base at such time, the Agent shall so notify the Borrower in the report of the Agent's determination delivered to the Borrower and the Borrower shall, within fifteen (15) days after notice of any such determination, notify the Agent that it intends either (i) to subject to a perfected, first priority lien in favor of the Agent pursuant to a Mortgage, within 30 days of any such determination, by instruments in form and substance satisfactory to the Agent, additional Collateral not previously included in the Borrowing Base of a type and with value in amounts satisfactory to the Agent in order to increase the Borrowing Base and the Mortgaged Properties by an amount at least equal to such excess, or (ii) to accelerate the Conversion Date if such event occurs during the Revolving Credit Period, or (iii) to make mandatory prepayments of principal on account of the Notes together with accrued interest thereon and/or provide cash collateral for the Letters of Credit, within 30 days of such determination in amounts necessary to eliminate the excess of principal amount of the Loans plus the LC Exposure over the Borrowing Base; PROVIDED THAT the existence of any excess of principal amount of the Loans plus the LC Exposure over the Borrowing Base then in effect on the 31st day after such determination shall constitute an Event of Default pursuant to Section 7.1(a) or (iv) with the consent of the Agent in its sole and absolute discretion, to make mandatory payments of principal on account of the Notes together with accrued interest thereon on a schedule agreed to in writing by the Bank and satisfactory to the Agent in its sole discretion; provided, however, such repayment period shall not exceed a six (6) month period commencing on the day Borrower notifies Agent of his election under this Section 2.14, which mandatory prepayments of principal shall be in addition to and not in lieu of any scheduled repayments of principal; and failure by the Borrower to make any such mandatory prepayments when due shall constitute an Event of Default hereunder; PROVIDED, HOWEVER, if a Borrowing Base deficiency remains after prepaying all of the Loans because of outstanding LC Exposure, the Borrower shall pay to the Agent on behalf of the Banks an amount equal to such Borrowing Base deficiency to be held as cash collateral as provided in
Section 2.23(b) hereof.

     In addition to the above, if the unpaid principal amount of the Loans plus the LC Exposure shall at any time exceed the Borrowing Base or any Event of Default or any event or condition which, with the passage of time or giving of notice or both, would constitute an Event of Default has occurred and is continuing, the Agent may, in the exercise of its sole and absolute discretion, from time to time request the Borrower to grant to the Agent a Lien with respect to any or all Oil and Gas Properties included in the calculation of the Borrowing Base but not included in the Mortgaged Properties and the Borrower shall, within thirty (30) days of the date of any such request, grant to the Agent as security for the obligations of the Borrower pursuant to the Loan Documents, a Lien pursuant to collateral documents and other instruments in form and substance satisfactory to the Agent in and to additional Oil and Gas Properties which together with the Mortgaged Properties theretofore subject to a Lien in favor of the Agent, constitute Liens on Oil and Gas Properties having a net present value at least equal to 100% of the then net present value of the oil and gas reserves included in the Borrowing Base then in effect (such net present value being determined by the Agent in the exercise of its sole and absolute discretion in accordance with the Agent's customary practices for oil and gas loans). Concurrently therewith and with any Mortgage delivered pursuant to CLAUSE (i) of the preceding paragraph, the Borrower shall execute and deliver or cause to be executed and delivered any board resolutions, legal opinions, title opinions, or insurance or other evidence or guaranty of title and other instruments and documents (including environmental assessments and appraisals) as the Agent shall require in its sole and absolute discretion and in form and substance satisfactory to the Agent.

     Section 1.15 APPLICATION OF PREPAYMENTS. All prepayments of the Loans required by Sections 2.13 and 2.14 shall be applied FIRST, to prepay the Base Rate Loans until such Base Rate Loans shall have been repaid in full, together with accrued and unpaid interest thereon, SECOND, to prepay the LIBO Rate Loans until such LIBO Rate Loans shall have been repaid in full, together with accrued and unpaid interest thereon, and THIRD, to all other outstanding Obligations. Simultaneously with any prepayment of the principal amount of the Loans pursuant to Section 2.13, each Bank's Commitment shall be permanently reduced by such Bank's Pro Rata Share of such prepayment; PROVIDED, that no Bank's Commitment shall be reduced to an amount that is less than such Bank's LC Exposure unless the Borrower provides cash collateral in an amount equal to such LC Exposure. All prepayments of the Loans during the Term Loan Period shall be applied to the scheduled installments of principal thereof in the inverse order of maturity.

     Section 1.16 METHOD AND PLACE OF PAYMENT.

     (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement, the Notes and the Letters of Credit shall be made to the Agent for the account of the Banks entitled thereto not later than 2:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Agent's Office, and any funds received by the Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Agent shall thereafter cause to be distributed on the date of receipt thereof to each Bank in like funds its Pro Rata Share of payments so received.

     (b) Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

     (c) All payments made by the Borrower hereunder and under the other Loan Document shall be made irrespective of, and without any reduction for, any setoff or counterclaims.

     Section 1.17 FEES.

     (a) The Borrower agrees to pay the fees in the amounts and on the dates specified in the Fee Letter.

     (b) The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee, computed at the per annum rate of .375% on the Average Daily Unused Portion of the Maximum Commitment on the basis of a 365 or 366 day year, from and including the Closing Date to the Conversion Date, payable quarterly in arrears on each Payment Date and on the Conversion Date or such earlier date, if any, on which the Commitment shall terminate in accordance with the terms hereof.

     (c) The Borrower agrees to pay the Agent $5,000 for any unscheduled determinations of the Borrowing Base requested by the Borrower.

     (d) The Borrower agrees to pay the Agent, for the account of each Bank, commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at a rate equal to the Applicable Margin for LIBO Rate Loans per annum on the basis of a 365 or 366 day year, provided that each Letter of Credit shall bear a minimum commission of $500 and that each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Agent has received the cancelled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Agent, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the Borrower. Such commissions are payable quarterly in arrears on each Payment Date.

     (e) The Borrower agrees to pay to the Agent, for its own account, an
issuing fee of   % of the face value of the Letter of Credit payable quarterly in arrears on each Payment Date for the actual number of days elapsed on a basis of a 365 or 366 day year.

     Section 1.18 INTEREST RATE UNASCERTAINABLE, INCREASED COSTS, ILLEGALITY.

     (a) In the event that the Agent, in the case of clause (i) below, or any Bank, in the case of clauses (ii) and (iii) below, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

          (i) on any date for determining the LIBO Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the LIBO Rate; or

          (ii) at any time, that the relevant LIBO Rate applicable to any of its Loans shall not represent the effective pricing to such Bank for funding or maintaining a LIBO Rate Loan, or such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder in respect of any LIBO Rate Loan, in any such case because of
     (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order (such as for example but not limited to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D of the Federal Reserve Board to the extent included in the computation of the LIBO
     Rate), whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and/or (y) other circumstances affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance by it of any LIBO Rate Loan has become unlawful by compliance by such Bank in good faith with any law or governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, the Agent or such Bank shall, promptly after making such determination, give notice (by telephone promptly confirmed in writing) to the Borrower and (if applicable) the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, the Borrower's right to request LIBO Rate Loans shall be suspended, and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to any Borrowing of LIBO Rate Loans which has not yet been made shall be deemed cancelled and rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon such Bank's delivery, written demand therefor to the Borrower with a copy to the Agent, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reduction in amounts received or receivable hereunder and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by law. The written demand provided for in clause (y) shall demonstrate in reasonable detail the calculation of the amounts demanded and shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

     (b) In the case of any LIBO Rate Loan or requested LIBO Rate Loan affected by the circumstances described in clause (a)(ii) above, the Borrower may, and in the case of any LIBO Rate Loan affected by the circumstances described in clause (a)(iii) above the Borrower shall, either (i) if any such LIBO Rate Loan has not yet been made but is then the subject of a Notice of Borrowing or a Notice of Conversion or Continuation, be deemed to have cancelled and rescinded such notice, or (ii) if any such LIBO Rate Loan is then outstanding, require the affected Bank to convert each such LIBO Rate Loan into a Base Rate Loan at the end of the applicable Interest Period or such earlier time as may be required by law, in each case by giving the Agent notice (by telephone promptly confirmed in writing) thereof on the Business Day that the Borrower was notified by the Bank pursuant to clause (a) above; PROVIDED, HOWEVER, that all Banks whose LIBO Rate Loans are affected by the circumstances described in clause (a) above shall be treated in the same manner under this clause (b).

     (c) In the event that the Agent determines at any time following its giving of notice based on the conditions described in clause (a)(i) above that none of such conditions exist, the Agent shall promptly give notice thereof to the Borrower and the Banks, whereupon the Borrower's right to request LIBO Rate Loans from the Banks and the Banks' obligation to make LIBO Rate Loans shall be restored.

     (d) In the event that a Bank determines at any time following its giving of a notice based on the conditions described in clause (a)(iii) above that none of such conditions exist, such Bank shall promptly give notice thereof to the Borrower and the Agent, whereupon the Borrower's right to request LIBO Rate Loans from such Bank and such Bank's obligation to make LIBO Rate Loans shall be restored.

     Section 1.19 FUNDING LOSSES. The Borrower shall compensate each Bank, upon such Bank's delivery of a written demand therefor to the Borrower, with a copy to the Agent (which demand shall set forth the basis for requesting such amounts and shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by such Bank in connection with the liquidation or reemployment of deposits or funds required by it to make or carry its LIBO Rate Loans), that such Bank sustains:

          (i) if for any reason (other than a default by such Bank) a Borrowing of, or conversion from or into, or a continuation of, LIBO Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not rescinded, cancelled or withdrawn or deemed rescinded, cancelled or withdrawn, pursuant to Section 2.18(a) or 2.18(b) or otherwise);

          (ii) if any repayment (including, without limitation, payment after acceleration) or conversion of any of its LIBO Rate Loans occurs on a date which is not the last day of the Interest Period applicable thereto;

          (iii) if any prepayment of any of its LIBO Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower; or

          (iv) as a consequence of any default by the Borrower in repaying its LIBO Rate Loans or any other amounts owing hereunder in respect of its LIBO Rate Loans when required by the terms of this Agreement. Calculation of all amounts payable to a Bank under this Section 2.19 shall be made on the assumption that such Bank has funded its relevant LIBO Rate Loan through the purchase of a Eurodollar deposit bearing interest at the LIBO Rate in an amount equal to the amount of such LIBO Rate Loan with a maturity equivalent to the Interest Period applicable to such LIBO Rate Loan, and through the transfer of such Eurodollar deposit from an offshore office of such Bank to a domestic office of such Bank in the United States of America, provided that each Bank may fund its LIBO Rate Loans in any manner that it in its sole discretion chooses and the foregoing assumption shall only be made in order to calculate amounts payable under this Section 2.19.

     Section 1.20 INCREASED CAPITAL. If any Bank shall have determined that compliance with any applicable law, rule, regulation, guideline, request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital or assets of such Bank or any Person controlling such Bank as a consequence of its Commitments or obligations hereunder, then from time to time, upon such Bank's delivering a written demand therefor to the Agent and the Borrower (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or Person for such reduction.

     Section 1.21 TAXES.

     (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding, in the case of the Agent and each Bank, net income and franchise taxes imposed on the Agent or such Bank by the jurisdiction under the laws of which the Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Bank's Domestic Lending Office or LIBO Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this Section 2.21 shall survive the termination of this Agreement and the payment of the Notes and all other Obligations.

     (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof (including each Purchasing Bank that becomes a party to this Agreement pursuant to Section 9.4) agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Bank which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

     Section 1.22 ASSUMPTION OF RISKS. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Agent (except in the case of willful misconduct or bad faith on the part of the Agent or any of its employees), its correspondents nor any Bank shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Agent's control or the control of the Agent's correspondents. In addition, neither the Agent nor any

Bank shall be responsible for any error, neglect, or default of any of the Agent's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Agent's or any Bank's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Agent and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Agent or by any correspondent for the Agent in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Agent or its correspondents under any resulting liability to the Borrower.

     Section 1.23 OBLIGATION TO REIMBURSE AND TO PREPAY.

     (a) If a disbursement by the Agent is made under any Letter of Credit, the Borrower shall pay to the Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Agent under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.23 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans to but not including the second Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the second Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Documents; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Documents; (iii) the existence of any claim, setoff, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Agent, any Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Documents, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Agent under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Agent, except (i) where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Agent of any payment made by the Agent in connection with such gross negligence or willful misconduct or (ii) in cases where the Agent makes payment to the named beneficiary of a Letter of Credit.

     (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Sections 2.12, 2.13 and 2.14 hereof or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the excess in the case of Sections 2.13 and 2.14) shall be deemed to be forthwith due and owing by the Borrower to the Agent and the Banks as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be abso-lute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Agent, the Banks or any other Person for any reason whatsoever. Such payments shall be held by the Agent on behalf of the Banks as cash collateral securing the LC Exposure in an account or accounts at the Agent's Office; and the Borrower hereby grants to and by its deposit with the Agent grants to the Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Security Documents, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

     (c) Each Bank severally and unconditionally agrees that upon the issuance of any Letter of Credit it shall irrevocably be deemed to have acquired a participation interest in such Letter of Credit in any amount equal to such Bank's Pro Rata Share of the face amount of such Letter of Credit, and it shall promptly reimburse the Agent an amount equal to such Bank's Pro Rata Share of any disbursement made by the Agent under any Letter of Credit that is not reimbursed according to this Section 2.23.

     Section 1.24 ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. Without limiting the obligations of the Borrower under any other Section contained herein (but without duplication), if as a result of any change since the Closing Date in any applicable law dealing with any risk-based capital guideline or other requirement heretofore or hereafter issued by any government authority implementing at the national level the "Basle Accord" there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or simi-lar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Bank of issuing (or acquiring participations in) or maintaining its obligation hereunder to issue (or acquire participations in) any Letter of Credit hereunder or reduce any amount receivable by any Bank hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Bank (through the Agent), the Borrower shall pay immediately to such Bank, from time to time as specified by such Bank (through the Agent), such additional amounts as shall be sufficient to compensate such Bank (through the Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Bank, submitted by such Bank to the Borrower, shall be conclusive in the absence of manifest error as to the amount thereof.

     Section 1.25 USE OF PROCEEDS. The proceeds of the Loans made on the Closing Date shall be used solely to refinance certain obligations of the Borrower to Trust Company of the West outstanding under the TCW Credit Agreement on the Closing Date, to fund the repurchase of the overriding royalty interest granted in connection with the TCW Credit Agreement, and to pay certain costs relating to execution of this Agreement approved by the Agent, and the remainder will be working capital for Borrower. The proceeds of the Loans made after the Closing Date shall be used solely for the Borrower's working capital, for the purchase of proven Oil and Gas Properties, and for general corporate purposes. Letters of Credit shall be used for general corporate purposes.

SECTION 2. CONDITIONS PRECEDENT.

     Section 2.1 CONDITIONS PRECEDENT TO INITIAL LOANS. The obligation of each Bank to make its initial Loans and to issue, renew, extend or reissue Letters of Credit for the accounts of Borrower is subject to the satisfaction on the Closing Date of the following conditions precedent:

          (a) LOAN DOCUMENTS.

               (i) CREDIT AGREEMENT. The Borrower and the Agent shall have executed and delivered this Agreement to the Agent.

               (ii) NOTES. The Borrower shall have executed and delivered to each of the Banks the appropriate Notes in the amount, maturity and as otherwise provided herein.

               (iii) PLEDGE AGREEMENT. Inland Resources and the Agent shall have executed and delivered to the Agent a pledge agreement substantially in the form set forth as Exhibit B hereto (as amended, modified or supplemented from time to time, the "Pledge Agreement").

               (iv) MORTGAGE. The Borrower and the Agent shall have executed and delivered to the Agent the Mortgages, substantially in the form set forth as Exhibit C hereto and upon the filing thereof the Agent shall have, for the benefit of the Banks, a Lien on at least 80% of the value of the Oil and Gas Properties.

               (v) GUARANTY. The Guarantor and the Agent shall have executed and delivered to the Agent a guaranty substantially in the form set forth as Exhibit D hereto (as amended, modified or supplemented from time to time, the "Guaranty").

          (b) OPINIONS OF COUNSEL.

               (i) The Agent shall have received a legal opinion, dated the Closing Date, from Glast, Phillips & Murray, P.C., counsel to the Loan Parties, substantially in the form set forth as Exhibit E hereto.

               (ii) The Agent shall have received a legal opinion, dated the Closing Date, from Ray, Quinney & Nebeker, special Utah Counsel to the Loan Parties, substantially in the form set forth as Exhibit F hereto.

          (iii) The Agent shall have received a legal opinion, dated the Closing Date, from Skadden, Arps, Slate, Meagher & Flom LLP, substantially in the form set forth as Exhibit G hereto.

     (c) CORPORATE DOCUMENTS. The Agent shall have received the Certificate of Incorporation of each of the Loan Parties as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than ten days prior to the Closing Date, together with a certificate from such Secretary of State as to good standing and charter documents filed by such Loan Party (or the equivalent thereof) of each other State in which each of them is required to be qualified to transact business, each to be dated a date not more than ten days prior to the Closing Date.

     (d) CERTIFIED RESOLUTIONS, ETC. The Agent shall have received a certificate of the Secretary or Assistant Secretary of each of the Loan Parties and dated the Closing Date certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (ii) the By-Laws of such Person as in effect on the Closing Date, (iii) the resolutions of such Person's Board of Directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by such Person, and (iv) that there have been no changes in the Certificate of Incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State and such resolutions remain in full force and effect and no other resolutions have been approved by such Board of Directors relating to the transactions contemplated in the Loan Documents.

     (e) INSURANCE. The Agent shall have received a certificate of insurance demonstrating insurance coverage in respect of each of the Loan Parties of types, in amounts, with insurers and with other terms satisfactory to the Banks, which certificate shall indicate that the Agent and the Banks are named additional insureds as their interests may appear and shall contain a lenders loss payee endorsement in favor of the Agent in form and substance satisfactory to the Agent.

     (f) LIEN SEARCH REPORTS. The Agent shall have received satisfactory reports of UCC, tax lien, judgment and litigation searches conducted by a search firm acceptable to the Agent and the Banks with respect to the Borrower, the Guarantor and the Subsidiaries in each of the locations requested by the Agent.

     (g) UCC-1 FINANCING STATEMENTS. Uniform Commercial Code financing statements (Form UCC-1), duly executed by the Borrower or the Guarantor, as the case may be, naming the Borrower as the debtor and the Agent as the secured party, prepared for filing under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest of the Agent pursuant to the Mortgage and the Pledge Agreement.

     (h) RELEASES. The Agent shall have received executed copies of proper Uniform Commercial Code Form UCC-3 termination statements and other releases of liens, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Pledge Agreement or Mortgage previously granted by any Person, including but not limited to a release and termination of all obligations (except for those obligations listed on Schedule 3.1(h)) under the TCW Credit Agreement and all related documents, together with such other Uniform Commercial Code Form UCC-3 termination statements and releases of liens as the Agent may reasonably request from any Loan Party.

     (i) PLEDGED STOCK. The Agent shall have received the original stock certificates evidencing the stock pledged pursuant to the Pledge Agreement, together with undated stock powers duly executed in blank in connection therewith.

     (j) TITLE OPINIONS. The Agent shall have received favorable title opinions from counsel acceptable to the Agent setting forth the status of title to at least 80% of the value of the Oil and Gas Properties included in the reserve report received by the Agent.

     (k) LETTERS IN LIEU. Letters in lieu executed by the Borrower or any Subsidiary, as applicable to each of the purchasers of the Hydrocarbons of the Borrower or any Subsidiary produced from the Borrower's and any of its Subsidiaries' Oil and Gas Properties.

     (l) FINANCIAL STATEMENTS. The Agent shall have received the audited financial statements of the Company for the fiscal year ending December 31, 1996, and the unaudited financial statements of the Company for the fiscal period ending on March 31, 1997.

     (m) ENVIRONMENTAL MATTERS. The Agent shall (i) be satisfied that neither the Company, any of its Subsidiaries nor any Loan Party is subject to any present or contingent environmental liability which could have a Material Adverse Effect and (ii) have received a copy of an environmental report in form and substance satisfactory to the Agent and the Banks with respect to the properties and business of the Company, each of its Subsidiaries, the Loan Parties (if applicable) and each of their Environmental Affiliates.

     (n) FEES AND EXPENSES. The Agent shall have received, for its account and for the account of each Bank, as applicable, all Fees and other fees and expenses due and payable hereunder on or before the Closing Date, including, without limitation, the fees and expenses accrued through the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP and any other counsel retained by the Agent.

     (o) PROCESS AGENT. Each Loan Party shall have appointed an agent satisfactory to the Banks for service of process in connection with any action or proceeding arising under or relating to the Loan Documents, and such agent shall have accepted such appointment in writing.

     (p) ENGINEERING REPORTS. The Agent shall have received annual and interim engineering reports covering Borrower's Oil and Gas Properties prepared or reviewed by an independent consultant acceptable to the Agent.

     (q) RECONVEYANCES. Reconveyances of overriding royalty interest granted in connection with the TCW Credit Agreement duly executed by TCW DR IV Royalty Partnership, L.P., prepared for filing in all jurisdictions as may be necessary or, in the opinion of the Agent desirable.

     (r) PURCHASERS. The Agent shall have received a current list of purchasers of Hydrocarbons, together with the addresses of such purchasers.

     (s) ADDITIONAL MATTERS. The Agent shall have received such other certificates, opinions, documents and instruments as the Agent or any Bank may reasonably request.

     Section 2.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT. The obligation of each Bank to make any Loan and to issue, renew, extend or reissue Letters of Credit for the account of Borrower (including the initial Loans made on the Closing Date) is subject to the satisfaction on the date such Loan is made of the following conditions precedent:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on such date both before and after giving effect to the making of such Loans or issuance, renewal, extension, or reissuance of a Letter of Credit.

     (b) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of such Loans or issuance, renewal, extension, or reissuance of a Letter of Credit.

     (c) NO INJUNCTION. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the judgment of the Banks would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loans or issuance, renewal, extension, or reissuance of a Letter of Credit.

     (d) NO MATERIAL ADVERSE CHANGE. No event, act or condition shall have occurred after March 31, 1997, which, in the judgment of the Required Banks, has had or could have a Material Adverse Effect.

     (e) NOTICE OF BORROWING. The Agent shall have received a fully executed Notice of Borrowing in respect of the Loans to be made on such date.

     Section 2.3 CONDITIONS RELATING TO LETTERS OF CREDIT. In addition to the satisfaction of all other conditions precedent set forth in this Section 3, the issuance, renewal, extension or reissuance of the Letters of Credit referred to in Section 2.3 hereof is subject to the following conditions precedent:

     (a) At least three (3) Business Days prior to the date of the issuance and at least ten (10) Business Days prior to the date of the renewal, extension or reissuance of each Letter of Credit, the Agent shall have received a written request for a Letter of Credit.

     (b) Each of the Letters of Credit shall (i) be issued by the Agent, (ii) contain such terms and provisions as are reasonably required by the Agent,
(iii) be for the account of the Borrower or a Subsidiary and (iv) expire not later than two (2) days before the Final Maturity Date.

     (c) The Borrower shall have duly and validly executed and delivered to the Agent a Letter of Credit Agreement pertaining to the Letter of Credit.

     Section 2.4 ACQUISITIONS. The Agent does not anticipate making any Loan for the acquisition of properties unless the Agent shall have received all of the following (in addition to any other documents or information it may deem appropriate), duly executed and delivered and in form, substance and date satisfactory to the Agent:

     (a) An Acquisition Proposal.

     (b) A Mortgage covering the properties to be acquired with such Loan.

     (c) Title opinions and other title information concerning the properties to be acquired with such Loan in form, substance and authorship satisfactory to the Agent.

     (d) A favorable legal opinion, satisfactory to the Agent, if any property to be acquired in such acquisition is located outside the State of Utah.

If the Agent is to make Loans for any acquisition of properties, such Acquisition Proposal must be submitted to and approved by the Agent during the Revolving Credit Period and such Loans must be funded during the Revolving Credit Period, all in accordance with the terms and conditions of this Agreement. It is understood and agreed that the Agent has no obligation to make any Loans hereunder for any such acquisition and that the Agent shall approve or disapprove each Acquisition Proposal in its sole and absolute discretion.

     The acceptance of the proceeds of each Loan or the issuance of any Letters of Credit shall constitute a representation and warranty by the Borrower to each of the Banks that all of the conditions required to be satisfied under this Section 3 in connection with the making of such Loan or the issuance of such Letter of Credit have been satisfied.

     All of the Notes, certificates, agreements, legal opinions and other documents and papers referred to in this Section 3, unless otherwise specified, shall be delivered to the Agent for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks, and, unless otherwise specified, shall be satisfactory in form and substance to each Bank in its sole discretion.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

     In order to induce the Banks to enter into this Agreement, to make the Loans and to issue, renew, extend or reissue a Letter of Credit, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Notes and Letters of Credit and the making of the Loans and the issuance, renewal, extension or reissuance of a Letter of Credit:

     Section 3.1 CORPORATE STATUS. Each Loan Party (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except where the failure to so qualify, individually or in the aggregate, could not have a Material Adverse Effect.

     Section 3.2 CORPORATE POWER AND AUTHORITY. Each Loan Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of such Loan Documents. Each Loan Party has duly executed and delivered each such Loan Document, and each such Loan Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

     Section 3.3 NO VIOLATION. Neither the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party, nor compliance by it with the terms and provisions thereof nor the consummation of the transactions contemplated in those documents, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Loan Party pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Loan Party is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of any Loan Party.

     Section 3.4 LITIGATION. There are no actions, suits or proceedings pending or threatened (i) with respect to any of the Loan Documents or (ii) that could, individually or in the aggregate, result in a Material Adverse Effect.

     Section 3.5  FINANCIAL STATEMENTS; FINANCIAL

CONDITION; ETC.  Each of the financial statements delivered pursuant to
Section 3.1(l) were prepared in accordance with GAAP consistently applied and fairly present the financial condition and the results of operations of the entities covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normally recurring year-end adjustments. No Loan Party has any material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereto.

     Section 3.6 MATERIAL ADVERSE CHANGE. Since March 31, 1997, there has occurred no event, act or condition which has had, or could have, a Material Adverse Effect.

     Section 3.7 USE OF PROCEEDS; MARGIN REGULATIONS. All proceeds of each Loan will be used by the Borrower only in accordance with the provisions of
Section 2.25. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

     Section 3.8 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (i) the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated in those documents or (ii) the legality, validity, binding effect or enforceability of any Loan Document, except those listed on
Schedule 4.8 that have already been duly made or obtained and remain in full force and effect.

     Section 3.9 SECURITY INTERESTS AND LIENS. The Security Documents create, as security for the Obligations, valid and enforceable security interests in and Liens on all of the Collateral, in favor of the Agent for the ratable benefit of the Banks, and subject to no other

Liens. Upon the satisfaction of the conditions precedent described in Sections 3.1(g) and 3.1(i), such security interests in and Liens on the Collateral shall be superior to and prior to the rights of all third parties (except as disclosed on Schedule 4.9), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.

    Section 3.10 TAX RETURNS AND PAYMENTS. Each Loan Party has filed all tax returns required to be filed by it and has paid all taxes and assessments payable by it which have become due, other than those not yet delinquent or those that are reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

    Section 3.11 ERISA. The Borrower has no Plans other than those listed on Schedule 4.11. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or Reportable Event has occurred with respect to any Plan. There are no Unfunded Benefit Liabilities under any Plan. The Borrower and each member of its ERISA Controlled Group have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and is not in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. The aggregate potential total withdrawal liability, and the aggregate potential annual withdrawal liability payments of the Borrower and the members of its ERISA Controlled Group as determined in accordance with Title IV of ERISA as if the Borrower and the members of its ERISA Controlled Group had completely withdrawn from all Multiemployer Plans is not greater than $500,000 and $100,000, respectively. To the best knowledge of the Borrower and each member of its ERISA Controlled Group, no Multiemployer Plan is or is likely to be in reorganization (as defined in Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA). No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA has been, or is expected by the Borrower or any member of its ERISA Controlled Group to be, incurred by the Borrower or any member of its ERISA Controlled Group. Except as otherwise disclosed on
Schedule 4.11 hereto, neither the Borrower nor any member of its ERISA Controlled Group has any contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA. No lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by the Borrower or any member of its ERISA Controlled Group to be imposed on the assets of the Borrower or any member of its ERISA Controlled Group.

     Section 3.12 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. No Loan Party is (x) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

     Section 3.13 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of any Loan Party in writing to the Agent or any Bank on or prior to the Closing Date, for purposes of or in connection with this Agreement or any of the transactions contemplated in the Agreement is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Loan Party in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or furnished and not incomplete by omitting to state any material fact necessary to make such information
(taken as a whole) not misleading at such time. As of the Closing Date, there are no facts, events or conditions known to the Borrower which, individually or in the aggregate, have or could be expected to have a Material Adverse Effect.

     Section 3.14  CORPORATE STRUCTURE; CAPITALIZA-

TION. Schedule 4.14 hereto sets forth the number of authorized and issued shares of capital stock of the Borrower and each of its Subsidiaries and of each Loan Party and each Subsidiary of each Loan Party, the par value thereof and the registered owner(s) thereof, except with regard to Guarantor, which
Schedule 4.14 shall reflect only the registered owners of 5% or more of any class of stock of Guarantor. All of such stock has been duly and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.14, neither any Loan Party nor any such Subsidiary has outstanding any securities convertible into or exchangeable for its capital stock nor does any Loan Party or any such Subsidiary have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

      Section 3.15  ENVIRONMENTAL MATTERS.

      (a) Except as set forth in Schedule 4.15, (i) each of the Loan Parties and their Environmental Affiliates are in material compliance with all applicable Environmental Laws, (ii) each of the Loan Parties and their Environmental Affiliates have all Environmental Approvals required to operate their businesses as presently conducted or as reasonably anticipated to be conducted, (iii) none of the Loan Parties nor any of their Environmental Affiliates has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Loan Party or Environmental Affiliate is not in full compliance with all Environmental Laws, and (iv) to the Borrower's best knowledge after due inquiry, there are no circumstances that may prevent or interfere with such full compliance in the future.

     (b) Except as set forth in Schedule 4.15, there is no Environmental Claim pending or threatened against any Loan Party or its Environmental Affiliate.

     (c) Except as set forth in Schedule 4.15, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claims against any of the Loan Parties or any of their Environmental Affiliates.

     (d) Without in any way limiting the generality of the foregoing, except as disclosed in Schedule 4.15, (i) there are no on-site or off-site locations in which any Loan Party or its Environmental Affiliate has stored, disposed or arranged for the disposal of Materials of Environmental Concern, (ii) there are no underground storage tanks located on property owned or leased by any Loan Party or its Environmental Affiliate, (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned or, to the knowledge of any Loan Party, leased by any Loan Party or its Environmental Affiliate, and (iv) no polychlorinated biphenyls (PCB's) are used or stored at any property owned or, to the knowledge of any Loan Party, leased by any Loan Party or its Environmental Affiliate.

     Section 3.16 PATENTS, TRADEMARKS, ETC. Each of the Loan Parties have obtained and hold in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. No material product, process, method, substance, part or other material presently sold by or employed by any Loan Party in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person. There is not pending or overtly threatened any claim or litigation against or affecting any Loan Party contesting its right to sell or use any such product, process, method, substance, part or other material.

     Section 3.17 OWNERSHIP OF PROPERTY. Schedule 4.17 sets forth all the real property owned or leased by the Loan Parties and identifies the current owner (and current record owner, if different) and whether such property is leased or owned. The Loan Parties have good and marketable fee simple title to or valid leasehold interests in all of such real property and good title to all of their personal property subject to no Lien of any kind except Liens permitted hereby. The Loan Parties enjoy peaceful and undisturbed possession under all of their respective leases.

     Section 3.18 NO DEFAULT. No Loan Party is in default under or with respect to any Loan Document or any other agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect which could result in a Material Adverse Effect. No Default or Event of Default exists.

     Section 3.19 LICENSES, ETC. The Loan Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted.

     Section 3.20 COMPLIANCE WITH LAW. Each Loan Party is in material compliance with all laws, rules, regulations, orders, judgments, writs and decrees.

     Section 3.21 NO BURDENSOME RESTRICTIONS. No Loan Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could have a Material Adverse Effect.

     Section 3.22 LABOR MATTERS. Except as set forth on Schedule 4.22, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Company, any of its Subsidiaries or any of the Loan Parties, and none of such Persons has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

     Section 3.23  SUBSIDIARIES AND PARTNERSHIPS.  Except as set forth on
Schedule 4.23, the Borrower has no Subsidiaries and no interest in any Partnerships.

     Section 3.24 LOCATION OF BUSINESS AND OFFICES. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on Schedule 4.23.


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

SECTION 4. AFFIRMATIVE COVENANTS.

     The Borrower covenants and agrees that on and after the Closing Date and until the Total Commitment has terminated, the Obligations are paid in full and the Letters of Credit have been cancelled or terminated:

     Section 4.1  INFORMATION COVENANTS.  The Borrower will furnish to each
Bank:

     (a) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of each quarterly accounting period in each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Loan Parties and their Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of income, cash flow and retained earnings for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year.

     (b) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Loan Parties and their Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, cash flow and retained earnings for such fiscal year, setting forth comparative figures for the preceding fiscal year and, with respect to the consolidated financial statements of the Guarantor and the Borrower, certified without qualification by Arthur Anderson LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks, in each case together with a report of such accounting firm stating that in the course of its regular audit of the consolidated financial statements of the Guarantor and the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default, or if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

     (c)  MANAGEMENT LETTERS.  Promptly after any


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


Loan Party's receipt thereof, a copy of any "management letter" or other material report received by the Borrower from its certified public accountants.

     (d) BUDGETS. Within 60 days after the first day of each fiscal year of the Borrower, a budget and financial forecast of results of operations and sources and uses of cash (in form satisfactory to the Required Banks) prepared by the Borrower for such fiscal year, accompanied by a written statement of the assumptions used in connection therewith, together with a certificate of the chief financial officer of the Borrower to the effect that such budget and financial forecast and assumptions are reasonable and represent the Borrower's good faith estimate of its future financial requirements and performance. The financial statements required to be delivered pursuant to clauses (a) and (b) above, shall be accompanied by a comparison of the actual financial results set forth in such financial statements to those contained in the forecasts delivered pursuant to this clause (d) together with an explanation of any material variations from the results anticipated in such forecasts.

     (e) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements under clauses (a) and (b) above, a certificate of the chief financial officer of the Borrower which certifies (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower and its Subsidiaries on the dates and for the periods indicated, subject, in the case of interim financial statements, to normally recurring year-end adjustments and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements, and that as a result of such review such officer has concluded that no Default or Event of Default has occurred during the period commencing at the beginning of the accounting period covered by the financial statements accompanied by such certificate and ending on the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof.
Such certificate


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

shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Section 6.1 during and as at the end of the accounting period covered by the financial statements accompanied by such certificate.

     (f) NOTICE OF DEFAULT OR LITIGATION. Promptly and in any event within three (3) Business Day after any Loan Party obtains knowledge thereof, notice of (i) the occurrence of any Default or Event of Default, (ii) any litigation or governmental proceeding pending or threatened against any Loan Party which could result in a Material Adverse Effect and (iii) any other event, act or condition which could result in a Material Adverse Effect.

     (g) ERISA.

         (i) As soon as possible and in any event within 10 days after the Borrower or any member of its ERISA Controlled Group knows, or has reason to know, that:

              (A) any Termination Event with respect to a Plan has occurred or will occur, or

              (B) any condition exists with respect to a Plan which presents a material risk of termination of the Plan or imposition of an excise tax or other liability on the Borrower or any member of its ERISA Controlled Group, or

              (C) the Borrower or any member of its ERISA Controlled Group has applied for a waiver of the minimum funding standard under
         Section 412 of the Code or Section 302 of ERISA, or

              (D) the Borrower or any member of its ERISA Controlled Group has engaged in a "prohibited transaction," as defined in Section 4975 of the Code or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the Code and Section 408 of ERISA, or

              (E) the aggregate present value of the Unfunded Benefit Liabilities under all

         Plans has in any year increased by $100,000 or to an amount in excess of $500,000, or

             (F) any condition exists with respect to a Multiemployer Plan which presents a material risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) by the Borrower or any member of its ERISA Controlled Group from a Multiemployer Plan, or

              (G) the Borrower or any member of its ERISA Controlled Group is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or

              (H) a Multiemployer Plan is in "reorganization" (as defined in Section 418 of the Code or Section 4241 of ERISA) or is "insolvent" (as defined in Section 4245 of ERISA), or

              (I) the potential withdrawal liability (as determined in accordance with Title IV of ERISA) of the Borrower and the members of its ERISA Controlled Group with respect to all Multiemployer Plans has in any year increased by $100,000 or to an amount in excess of $500,000, or

               (J) there is an action brought against the Borrower or any member of its ERISA Controlled Group under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA, a certificate of the president or chief financial officer of the Borrower setting forth the details of each of the events described in clauses (A) through (J) above as applicable and the action which the Borrower or the applicable member of its ERISA Controlled Group proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or which may be required by the PBGC or other agency of the United States government with respect to each of the events described in clauses (A) through (J) above, as applicable.

        (ii)  As soon as possible and in any event
    within two Business Days after the receipt by the Borrower or any member of its ERISA Controlled Group of a demand letter from the PBGC notifying the Borrower or such member of its ERISA Controlled Group of its final decision finding liability and the date by which such liability must be paid, a copy of such letter, together with a certificate of the president or chief financial officer of the Borrower setting forth the action which the Borrower or such member of its ERISA Controlled Group proposes to take with respect thereto.

     (h) SEC FILINGS. Promptly upon transmission thereof, copies of all regular and periodic financial information, proxy materials and other information and reports, if any, which any Loan Party shall file with the Securities and Exchange Commission or any governmental agencies substituted therefore or which any Loan Party shall send to its stockholders.

     (i) ENVIRONMENTAL. Promptly and in any event within two (2) Business Days after the existence of any of the following conditions, a certificate of the chief executive officer or chief financial officer of the Borrower specifying in detail the nature of such condition and the applicable Loan Party's or, upon any Loan Party's knowledge thereof, its Environmental Affiliate's proposed response thereto: (i) the receipt by any Loan Party or, upon any Loan Party's knowledge thereof, any of its Environmental Affiliates of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Loan Party or, upon any Loan Party's knowledge thereof, an Environmental Affiliate is not in compliance with applicable Environmental Laws, (ii) any Loan Party or any of its Environmental Affiliates shall obtain actual knowledge that there exists any Environmental Claim pending or threatened against such Loan Party or an Environmental Affiliate, or (iii) any release, emission, discharge or disposal of any Material of Environmental Concern that could form the basis of any Environmental Claim against any Loan Party or any of their Environmental Affiliates.

     (j) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) as any Bank may reasonably request.

     Section 4.2 BOOKS, RECORDS AND INSPECTIONS. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives of any Bank to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, and to examine the books of record and account of the Borrower or any of its Subsidiaries, and discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice and at such reasonable times as such Bank may desire.

     Section 4.3 MAINTENANCE OF INSURANCE. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain with financially sound and reputable insurance companies insurance on itself and its properties in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Closing Date,
(b) maintain the Agent and the Banks as named additional insureds and loss payees in respect of such insurance at least to the extent the Agent and the Banks are so named on the Closing Date, and (c) furnish to the Agent annually upon renewal of the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as the Agent may request.

     Section 4.4  TAXES.

     (a) The Borrower shall pay or cause to be paid, and shall cause each of its Subsidiaries to pay or cause to be paid, when due, all taxes, charges and assessments and all other lawful claims required to be paid by the Borrower or such Subsidiaries, except as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP.

     (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, file or consent to the filing of any consolidated tax return with any Person (other than the Guarantor, Borrower and their Subsidiaries).

     Section 4.5 CORPORATE FRANCHISES. The Borrower shall, and shall cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals.

     Section 4.6 COMPLIANCE WITH LAW. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, including, without limitation, all Environmental Laws.

     Section 4.7 PERFORMANCE OF OBLIGATIONS. The Borrower shall, and shall cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, debt instrument, lease, undertaking and contract by which it or any of its properties is bound or to which it is a party.

     Section 4.8  MAINTENANCE OF PROPERTIES.

     (a) The Borrower shall, and shall cause each of its Subsidiaries to, ensure that its properties used or useful in its business are kept in good repair, working order and condition, normal wear and tear excepted.

     (b) The Borrower shall, and shall cause each of its Subsidiaries to do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties and other material properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material properties will be fully preserved and maintained, except to the extent a portion of such properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower will and will cause each Subsidiary to promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, subleases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material properties, (iii) will and will cause each Subsidiary to do all other things necessary to keep unimpaired, except for Liens described in Section 6.3, its rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for dispositions permitted by Section 6.5 hereof. The Borrower will and will cause each Subsidiary to operate its Oil and Gas Properties and other material properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all governmental requirements.

     Section 4.9 FURTHER ASSURANCES. The Borrower shall, and shall cause each of its Subsidiaries to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Documents and this Agreement. The Borrower at its expense shall, and shall cause each Subsidiary to promptly execute and deliver to the Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Security Documents and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Documents, or to state more fully the security obligations set out herein or in any of the Security Documents, or to create perfect, protect or preserve any Liens as first priority Liens created pursuant to any of the Security Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

     Section 4.10  ADDITIONAL COLLATERAL.

     (a) Should the Borrower acquire any additional Oil and Gas Properties, the Borrower will grant to the Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens) on the Borrower's interest in any Oil and Gas Properties not already subject to a Lien of the Security Documents, which Lien will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Security Documents, all in form and substance satisfactory to the Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

     (b) Concurrently with the granting of the Lien or other action referred to in Section 5.10(a) above, the Borrower will provide to the Agent title information in form and substance satisfactory to the Agent in its sole discretion with respect to the Borrower's interests in such Oil and Gas Properties.

     (c) Also, promptly after the filing of any new Security Document in any state, upon the reasonable request of the Agent, the Borrower will provide to the Agent an opinion addressed to the Agent for the benefit of the Banks in form and substance satisfactory to the Agent in its sole discretion from counsel acceptable to Agent, stating that the Security Document is valid, binding and enforceable in accordance with its terms and in legally sufficient form for such jurisdiction.

     Section 4.11 HEDGING AGREEMENTS. On the Closing Date, Borrower will enter into and maintain one or more oil and natural gas Hedging Agreements on terms and conditions acceptable to the Agent with one or more Banks as a counterparty or with such other Persons as


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approved by the Required Banks.  Banks hereby approve the Hedging Agreements listed on Schedule 5.11.

     Section 4.12 LIST OF PURCHASERS. Within thirty (30) days after the close of each fiscal year of the Borrower, Borrower will furnish to the Agent a list of current Purchasers of Hydrocarbons together with the address of such purchasers.

     SECTION 5.  NEGATIVE COVENANTS.

     The Borrower covenants and agrees that on and after the Closing Date until the Total Commitment has terminated, and the Obligations are paid in full:

     Section 5.1  FINANCIAL COVENANTS.

     (a) WORKING CAPITAL RATIO. The Borrower shall not permit the ratio of consolidated current assets to consolidated current liabilities to be less than 1:00 to 1:00.

The term "consolidated" shall include the current assets or current liabilities, as applicable, of the Guarantor. Consolidated current liabilities shall include the portion of the indebtedness evidenced by the Note due and payable on the next Payment Date and the current portion of any other indebtedness maturing more than one year after the date of its creation.

     (b) NET WORTH. The Borrower shall not permit the excess of consolidated total assets over consolidated total liabilities to be less than $30,000,000 (as such amount shall be deemed increased from time to time by any amount equal to 50% of the Borrower's Net Income (only if positive) for each fiscal quarter of the Borrower beginning with the fiscal quarter ending on June 30, 1997, plus 100% of the net proceeds of any new issuance of capital stock or other equity securities of the Borrower or Guarantor).

The term "consolidated" shall include the total assets or total liabilities, as applicable, of the Guarantor.

     (c) INTEREST COVERAGE RATIO. The Borrower shall not permit the ratio of EBITDA to Interest Expense determined for any fiscal quarter as of the last day


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thereof to be less than 3.0 to 1.0.

     Section 5.2 INDEBTEDNESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than:

     (a)  Indebtedness hereunder and under the other Loan Documents;

     (b)  Indebtedness outstanding on the Closing Date and set forth on
Schedule 6.2 hereto;

     (c)  Indebtedness permitted under Section 6.6;

     (d) Subordinated Indebtedness of the Borrower in an amount not to exceed $20,000,000 in the aggregate pursuant to documentation and otherwise on terms and conditions acceptable to the Agent and the Required Banks (which may include second and subordinated liens on the Collateral) and containing subordination provisions in the form of Exhibit H;

     (e) Indebtedness with respect to Capital Leases and other purchase money Indebtedness, not in excess of $500,000 in the aggregate at any one time outstanding; provided that any such Indebtedness shall not exceed 90% of the lesser of the purchase price or the fair market value of the asset so financed; and

     (f) Other Indebtedness created, incurred or assumed after the date hereof not enumerated in clauses (a) through (e) above, provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed $500,000 at any one time outstanding.

     Section 5.3 LIENS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of its property now owned or hereafter acquired, other than:

     (a) Liens existing on the Closing Date and set forth on Schedule 6.3 hereto;

     (b)  Liens for taxes not yet due or which are


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being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

     (c) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by Law (other than any Lien imposed by ERISA or pursuant to any Environmental Law) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate bonds have been posted;

     (d) Liens (other than any Lien imposed by ERISA or pursuant to any Environmental Law) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (e) Easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and which do not detract materially from the value of the property to which they attach or impair materially the use thereof by the Borrower or any of its Subsidiaries or materially adversely affect the security interests of the Agent or the Banks therein;

     (f) Liens granted to the Agent for the benefit of the Banks pursuant to the Security Documents securing the Obligations; and

     (g) Liens created pursuant to Capital Leases and to secure other purchase-money Indebtedness permitted pursuant to Section 6.2(e), provided that such Liens are only in respect of the property or assets subject to, and secure only, the respective Capital Lease or other purchase-money
Indebtedness.

     Section 5.4  RESTRICTION ON FUNDAMENTAL CHANGES.


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

     (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired, except (i) as otherwise permitted under Section 6.5 and (ii) any wholly-owned Subsidiary of the Borrower may merge into or convey, sell, lease or transfer all or substantially all of its assets to, the Borrower or any other wholly-owned Subsidiary of the Borrower.

     (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) acquire by purchase or otherwise any property or assets of, or stock or other evidence of beneficial ownership of, any Person, except purchases of inventory, equipment, materials and supplies in the ordinary course of Borrower's or such Subsidiary's business, (ii) create any Subsidiary, or
(iii) enter into any partnership or joint venture.

     (c) Borrower shall not and shall not permit any of its Subsidiaries to, amend its certificate of incorporation or by-laws.

     Section 5.5 SALE OF OIL AND GAS PROPERTIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign, lease, farmout, convey or otherwise transfer any Oil and Gas Property or any interest in any Oil and Gas Property except for (i) the sale of Hydrocarbons in the ordinary course of business; (ii) farmouts of undeveloped acreage and assignments in connection with such farmouts; (iii) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use and (iv) during any consecutive 12 month period, sales in the ordinary course of business of Oil and Gas Properties which shall not exceed $500,000 in the aggregate in any fiscal year.

     Section 5.6 CONTINGENT LIABILITY. The Borrower shall not, and shall not permit any of its Subsidiaries to, create or become or be liable with respect to any Contingent Liability, except:

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

     (a) pursuant to the Guaranty or the Security Documents; and

     (b) Contingent Liability which are in existence on the Closing Date and which are set forth on Schedule 6.6.

     Section 5.7 DIVIDENDS. The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock), or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued with respect to its capital stock), or set aside any funds for any of the foregoing purposes (all the foregoing "Dividends"); provided, however so long as (i) no Event of Default has occurred and is continuing hereunder or would as a consequence thereof, (ii) no Borrowing Base deficiency has occurred, and
(iii) the Borrower is in compliance with the terms of Section 6.1 hereof, the Borrower may declare and pay dividends on its stock.

     Section 5.8 ADVANCES, INVESTMENTS AND LOANS. The Borrower shall not, and shall not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or directly or indirectly purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except that the following shall be permitted:

     (a) accounts receivable owned by the Borrower and its Subsidiaries, if created in the ordinary course of the business of the Borrower and its Subsidiaries and payable or dischargeable in accordance with customary trade terms;

     (b) loans and advances to the Borrower by any of its Subsidiaries not to exceed $500,000 in the aggregate in any fiscal year;

     (c) loans and advances by the Borrower and its Subsidiaries to their employees in the ordinary course of

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

its business not exceeding $250,000 in the aggregate at any one time outstanding;

     (d) Investments existing on the Closing Date and identified on Schedule 6.8; and

     (e) the Borrower and its Subsidiaries may acquire and hold Cash
Equivalents.

     Section 5.9 TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

     Section 5.10 LIMITATION ON VOLUNTARY PAYMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to make any sinking fund payment or voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Indebtedness other than the Indebtedness hereunder and under the other Loan Documents.

     Section 5.11 CHANGES IN BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any business which is substantially different from that conducted by the Borrower or such Loan Party, as the case may be, on the Closing Date.

     Section 5.12 CERTAIN RESTRICTIONS. The Borrower shall not, and shall not permit any of its Subsidiaries or any Person controlling the Borrower to, enter into any agreement which restricts the ability of the Borrower or any of its Subsidiaries to (a) enter into amendments, modifications or waivers of the Loan Documents, (b) sell, transfer or otherwise dispose of its assets, (c) create, incur, assume or suffer to exist any Lien upon any of its property, (d) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness, or (e) pay any Dividend, provided

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

that Capital Leases or agreements governing purchase money Indebtedness which contain restrictions of the types referred to in clauses (b) or (c) with respect to the property covered thereby shall be permitted.

     Section 5.13 LEASE PAYMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, assume or suffer to exist, any obligation for payments under Capital Leases and operating leases (other than leases which compromise Hydrocarbon Interests) whether for real or personal or mixed property (including, without limitation, rental payments and payments of taxes thereunder), except that the Borrower and its Subsidiaries may incur rental payment obligations not to exceed $500,000 in the aggregate during each fiscal year.

     Section 5.14 SALES AND LEASEBACKS. The Borrower shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person, or
(ii) which the Borrower or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to any other Person in connection with such Lease.

     Section 5.15 PLANS. The Borrower shall not, nor shall it permit any member of its ERISA Controlled Group to, take any action which would increase the aggregate present value of the Unfunded Benefit Liabilities under all Plans to an amount in excess of $500,000.

     Section 5.16 FISCAL YEAR; FISCAL QUARTER. The Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year or any of its fiscal quarters.

     Section 5.17 HEDGING CONTRACT. No Loan Party will be a party to or in any manner be liable on any Hedging Contract unless approved by the Agent.

     Section 5.18 CERTAIN CONTRACTS; AMENDMENTS. No Loan Party will enter into any "take-or-pay" contract

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

or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Loan Party will amend or permit any change to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of the Agents and the Banks under or acquired pursuant to any Security Document.

SECTION 6.  EVENTS OF DEFAULT

     Section 6.1 EVENTS OF DEFAULT. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

     (a) FAILURE TO MAKE PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of the Loans or any reimbursement obligation for a disbursement made under any Letter of Credit or (ii) default, and such default shall continue unremedied for five (5) or more Business Days, in the payment when due of any interest on the Loans or in the payment when due of any Fees or any other amounts owing hereunder.

     (b) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made by any Loan Party herein or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made.

     (c) BREACH OF COVENANTS.

          (i) The Borrower shall fail to perform or observe any agreement, covenant or obligation arising under Sections 6 or any other Section of this Agreement other than Section 5.

          (ii) The Borrower shall fail to perform or observe any agreement, covenant or obligation aris-

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

     ing under Section 5 of this Agreement (except those described in subsections (a), (b) and (c)(i) above), and such failure shall continue for thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Agent or any Bank (through the Agent), or (ii) the Borrower otherwise becoming aware of such default.

          (iii) Any Loan Party shall fail to perform or observe any agreement, covenant or obligation arising under any provision of the Loan Documents other than this Agreement, which failure shall continue after the end of the applicable grace period, if any, provided therein.

     (d) DEFAULT UNDER OTHER AGREEMENTS. Any Loan Party shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Indebtedness (other than the Obligations) in the aggregate principal amount of $500,000 or more; or any Loan Party shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment.

     (e) BANKRUPTCY, ETC. (i) Any Loan Party shall commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against any Loan Party and the petition is not controverted within 10 days, or is not dismissed within 30 days, after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Loan Party or any Loan Party commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any

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

Loan Party or there is commenced against any Loan Party any such proceeding which remains undismissed for a period of 30 days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or
(v) any Loan Party is adjudicated insolvent or bankrupt; or (vi) any Loan Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or (vii) any Loan Party makes a general assignment for the benefit of creditors; or (viii) any Loan Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (ix) any Loan Party shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (x) any Loan Party shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate action is taken by any Loan Party for the purpose of effecting any of the foregoing.

     (f) ERISA. (i) Any Termination Event shall occur, or (ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived or (iii) the Borrower or a member of its ERISA Controlled Group shall have engaged in a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA which could result in the imposition of liability in excess of $100,000 on the Borrower or any member of its ERISA Controlled Group, or (iv) the Borrower or any member of its ERISA Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA, or (v) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer any ERISA Plan, or (vi) the Borrower or a member of its ERISA Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan or is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (vii) a proceeding shall be instituted against the Borrower or any member of its ERISA Controlled Group to enforce Section 515 of ERISA, or (viii) any other event or condition shall occur or exist with respect to any Plan which could subject the Borrower or any member of its ERISA Controlled Group to

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

any tax, penalty or other liability in excess of $100,000.

     (g) SECURITY DOCUMENTS. Any of the Security Documents shall for any reason cease to be in full force and effect, or shall cease to give the Agent the Liens, rights, powers and privileges purported to be created thereby including, without limitation, a perfected first priority security interest in, and Lien on, all of the Collateral in accordance with the terms thereof.

     (h) GUARANTY. The Guaranty or any provision thereof shall cease to be in full force and effect, or the Guarantor or any Person acting by or on behalf of the Guarantor shall deny or disaffirm all or any portion of the Guarantor's obligations under such Guaranty.

     (i) CHANGE OF CONTROL. Inland Resources shall cease to beneficially own and control at least 66_% of the issued and outstanding shares of each class of capital stock of the Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of the Borrower.

     (j) JUDGMENTS. One or more judgments or decrees in an aggregate amount of $500,000 or more shall be entered by a court or courts of competent jurisdiction against the Loan Parties (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within 30 days or
(ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees.

     (k) ENVIRONMENTAL MATTERS. (i) Any Environmental Claim shall have been asserted against any Loan Party or any Environmental Affiliate thereof which, if determined adversely, could have a Material Adverse Effect, (ii) any release, emission, discharge or disposal of any Material of Environmental Concern shall have occurred, and such event could form the basis of an Environmental Claim against any Loan Party or any Environmental Affiliate thereof which, if determined adversely, could have a Material Adverse
Effect, or (iii) any Loan Party or its Environmental Affiliate shall have failed to obtain any Environmental Approval Necessary for

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

the management, use, control, ownership, or operation of its business, property or assets or any such Environmental Approval shall be revoked, terminated, or otherwise cease to be in full force and effect, in each case, if the existence of such condition could have a Material Adverse Effect.

     (l) LETTERS OF CREDIT. Any Letter of Credit becomes the subject matter of any order, judgment, injunction or any other such determination, or if the Borrower or any other Person shall petition or apply for or obtain any order restricting payment by the Agent under any Letter of Credit or extending the Banks' liability under any Letter of Credit beyond the expiration date stated therein or otherwise agreed to by the Agent.

     (m) INLAND RESOURCES. Inland Resources takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e) or (j) hereof.

     (n) SUBSIDIARY. Any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e) or (j) hereof.

     (o) MATERIAL ADVERSE EFFECT. An event or events shall occur having a Material Adverse Effect.

     Section 6.2  RIGHTS AND REMEDIES.

     (a) Upon the occurrence of any Event of Default described Section 7.1(e), the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and any and all accrued Fees and other Obligations (including without limitation the payment of cash collateral to secure the LC Exposure as provided in
Section 2.23 hereof) shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower, and the obligation of each Bank to make any Loan hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, the Agent

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

shall at the request, or may with the consent, of the Required Banks, by written notice to Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Bank to make any Loan hereunder shall immediately terminate, and (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued Fees and other Obligations (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section
2.23 hereof) to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower.

     (b) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Obligations; fifth to serve as cash collateral to be held by the Agent to secure the LC Exposure; and any excess shall be paid to Borrower or as otherwise required by any governmental requirement.

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SECTION 7.  THE AGENT

     Section 7.1 APPOINTMENT. Each Bank hereby irrevocably designates and appoints CIBC as the Agent of such Bank under this Agreement and each other Loan Document, and each such Bank irrevocably authorizes CIBC as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and each other Loan Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 8 are solely for the benefit of the Agent and the Banks and no Loan Party shall have any rights as a third party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Banks and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Loan Party or any of their respective successors and assigns.

     Section 7.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct or any agents or attorneys-in-fact selected by it with reasonable care.

     Section 7.3 EXCULPATORY PROVISIONS. The Agent shall not be (i) liable for any action lawfully taken or omitted to be taken by it or any Person described in Section 8.2 under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful miscon-

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

duct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Loan Document or for any failure of any Loan Party to perform their obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. This Section is intended solely to govern the relationship between the Agent, on the one hand, and the Banks, on the other.

     Section 7.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Loan Party), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless the Agent shall have received an executed Transfer Supplement in respect thereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all

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future holders of the Notes.

     Section 7.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Banks.
The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Banks; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agent shall deem advisable and in the best interests of the Banks.

     Section 7.6 NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Agent. Each Bank represents and warrants to the Agent that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required under the Loan Documents to be furnished to the Banks by

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

the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     Section 7.7 INDEMNIFICATION. The Banks agree to indemnify the Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such Person shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, the execution, delivery or performance of any Loan Document (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction).

     Section 7.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties as though the Agent were not the Agent hereunder. With respect to Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

     Section 7.9  SUCCESSOR AGENT.  The Agent may

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resign as Agent upon 30 days' notice to the Borrower and the Banks.  If the
Agent shall resign as Agent under this Agreement, then the Required Banks during such 30-day period shall appoint from among the Banks a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 and Section 9.1 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 8.  MISCELLANEOUS

     Section 8.1  PAYMENT OF EXPENSES, INDEMNITY, ETC.  The Borrower shall:

     (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent and the Arranger in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, the creation, perfection or protection of the Agent's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees), and any amendment, waiver or consent relating to any of the Loan Documents (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Agent and any other attorneys retained by the Agent and allocated costs of internal counsel) and of the Agent and each Bank in connection with the preservation of rights under, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and for each of the Banks);

     (b)  pay, and hold the Arranger, the Agent and

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

each of the Banks harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and

     (c) indemnify the Arranger, the Agent and each Bank, its officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) the execution, delivery or performance of any Loan Document or any transaction contemplated in those documents, (ii) any violation by any Loan Party or its Environmental Affiliate of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by any of the Loan Parties or any of their Environmental Affiliates, including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth in Section 4.15, (v) the grant to the Agent and the Banks of any Lien in any property or assets of any of the Loan Parties or any stock or other equity interest in any of the Loan Parties, and (vi) the exercise by the Agent and the Banks of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred solely by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction). The Borrower's obligations

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

under this Section shall survive the termination of this Agreement and the payment of the Obligations.

     Section 8.2 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Loan Party against and on account of the Obligations of the Loan Parties to such Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 9.7, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     Section 8.3 NOTICES. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answerback received, or, in the case of telecopy notice, when sent, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its signature below or on the appropriate Transfer Supplement, or to such other address as may be designated by any party in a written notice to the other parties hereto, provided that notices and communications to the Agent shall not be effective until received by the

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

Agent.

     Section 8.4  SUCCESSORS AND ASSIGNS; PARTICIPATION; ASSIGNMENTS.

     (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Agent, all future holders of the Notes and the Letters of Credit and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank. No Bank may participate, assign or sell any of its Credit Exposure (as defined in clause (b) below) except as required by operation of law, in connection with the merger, consolidation or dissolution of any Bank or as provided in this Section 9.4.

     (b) PARTICIPATION. Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Letter of Credit in which such Bank is participating, any Commitment of such Bank and or any other interest of such Bank hereunder (in respect of any such Bank, its "Credit Exposure"). Notwithstanding any such sale by a Bank of participating interests to a Participant, such Bank's rights and obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement (except as expressly provided below), and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Borrower agrees that if any Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note or Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note or Letter of Credit, provided that such right of setoff shall be subject to the obligations of such Participant to share with the Banks, and the Banks agree to share with such Partici-

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

pant, as provided in subsection 9.6. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20, PROVIDED that no Participant shall be entitled to receive any greater amount pursuant to such sections than the transferor Bank would have been entitled to receive in respect of the amount of the participating interest transferred by such transferor Bank to such Participant had no such transfer occurred. Each Bank agrees that any agreement between such Bank and any such Participant in respect of such participating interest shall not restrict such Bank's right to agree to any amendment, supplement, waiver or modification to this Agreement or any other Loan Document, except where the result of any of the foregoing would be to extend the final maturity of any Obligation or any regularly scheduled installment thereof or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof or release all or substantially all of the Collateral (except as expressly provided in the Loan Documents).

     (c) ASSIGNMENTS. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any Bank or any affiliate thereof or, with the consent of the Borrower and the Agent which consent shall not be unreasonably withheld, to any other Person (each an "Assignee") all or any part of its Credit Exposure. The Borrower, the Agent and the Banks agree that to the extent of any assignment the Assignee shall be deemed to have the same rights and benefits under the Loan Documents and the same rights of setoff and obligation to share pursuant to Section 9.7 as it would have had if it were a Bank hereunder; provided that the Borrower, the Collateral Agent and the Agent shall be entitled to continue to deal solely and directly with the assignor Bank in connection with the interests so assigned to the Assignee unless and until such Assignee becomes a Purchasing Bank pursuant to clause (d) below.

     (d) ASSIGNMENTS TO PURCHASING BANKS. Any Bank may at any time and from time to time assign, with the consent of the Borrower and the Agent which consent shall not be unreasonably withheld, to one or more Persons ("Purchasing Banks") all or any part of its Credit Exposure pursuant to a supplement to this Agreement, substantially in the form of Exhibit I hereto (a "Transfer Sup-

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

plement"), executed by such Purchasing Bank, such transferor Bank and the Agent; provided, however, that (i) any such assignment shall be in an amount of at least $5,000,000 and (ii) the assignee or assignor shall pay to the Agent a processing and recordation fee of $3,000 for each assignment. Any such partial assignment shall be an assignment of an identical percentage of the transferor Bank's Loans, Letters of Credit and Commitments. Upon (i) such execution of such Transfer Supplement, (ii) delivery of an executed copy thereof to the Borrower and the Agent and (iii) payment by such Purchasing Bank to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Purchasing Bank, such transferor Bank shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank as a Bank and the resulting adjustment of the Commitments, if any, arising from the purchase by such Purchasing Bank of all or a portion of the Credit Exposure of such transferor Bank. Promptly after the consummation of any transfer to a Purchasing Bank pursuant hereto, the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that a replacement Note is issued to such transferor Bank and a new Note is issued to such Purchasing Bank, in each case in principal amounts reflecting such transfer.

     (e) DISCLOSURE OF INFORMATION. The Borrower authorizes each Bank to disclose to any Participant, Assignee or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation of the Borrower prior to entering into this Agreement.

     Section 8.5  AMENDMENTS AND WAIVERS.  Neither

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

this Agreement, any Note, any other Loan Document to which the Borrower is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section 9.5. The Required Banks and the Borrower may, from time to time, enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any provisions to this Agreement, the Notes, or the other Loan Documents to which the Borrower is a party, PROVIDED, that no such amendment, supplement, modification or waiver shall (a) extend either the Final Maturity Date or any installment or required prepayment of any Obligations or reduce the rate or extend the time of payment of interest on any Obligations, or reduce the principal amount of any Obligations or reduce any fee payable to the Banks hereunder, or release all or substantially all of the Collateral (except as expressly contemplated by the Loan Documents) or change the amount of any Commitment of any Bank, or amend, modify or waive any provision of this Section 9.5 or the definition of Required Banks, or consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Loan Document, in each case without the written consent of all the Banks, or (b) amend, modify or waive any provision of Section 8 or any other provision of any Loan Document if the effect thereof is to affect the rights or duties of the Agent, without the written consent of the then Agent. Any such amendment, supplement, modification or waiver shall apply to each of the Banks equally and shall be binding upon the Borrower, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     Section 8.6 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent or any Bank or any holder of a Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between any Loan Party and the Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise

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

of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof of the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Banks or the holder of any Note to any other or further action in any circumstances without notice or demand.

     Section 8.7 SHARING OF PAYMENTS. Each of the Banks agrees that if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of any Obligations, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in such Obligations owing to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     Section 8.8  GOVERNING LAW; SUBMISSION TO JURISDICTION.

     (A) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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

     (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY BANK OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

     Section 8.9 MAXIMUM INTEREST. It is the intention of the parties hereto that each Bank shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Bank under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Bank notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Bank that is contracted for, taken, reserved, charged or received by such Bank under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by such Bank on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Bank to the Borrower); and

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

(ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Bank may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically by such Bank as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Bank on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Bank to the Borrower). All sums paid or agreed to be paid to any Bank for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Bank, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Bank on any date shall be computed at the Highest Lawful Rate applicable to such Bank pursuant to this Section 9.9 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Bank would be less than the amount of interest payable to such Bank computed at the Highest Lawful Rate applicable to such Bank, then the amount of interest payable to such Bank in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Bank until the total amount of interest payable to such Bank shall equal the total amount of interest which would have been payable to such Bank if the total amount of interest had been computed without giving effect to this Section 9.9. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant for the purpose of determining the Highest Lawful Rate, such Bank elects to determine the applicable rate ceiling under such Article by the indicated weekly rate ceiling from time to time in effect.

     Section 8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the

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

different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     Section 8.11 EFFECTIVENESS. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to the Agent which delivery, in the case of the Banks, may be given to the Agent by telecopy (with the originals delivered promptly to the Agent via overnight courier service).

     Section 8.12 HEADINGS DESCRIPTIVE. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     Section 8.13 MARSHALLING; RECAPTURE. Neither the Agent nor any Bank shall be under any obligation to marshall any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent any Bank receives any payment by or on behalf of any Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such Loan Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of such Loan Party to such Bank as of the date such initial payment, reduction or satisfaction occurred.

     Section 8.14 SEVERABILITY. In case any provision in or obligation under this Agreement or the Notes or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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

     Section 8.15 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 2.18, 2.19, 2.20, 2.21, 8.7 and 9.1 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans hereunder.

     Section 8.16 DOMICILE OF LOANS. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank.

     Section 8.17 LIMITATION OF LIABILITY. No claim may be made by any Loan Party or any other Person against the Agent or any Bank or the Affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     Section 8.18 CALCULATIONS; COMPUTATIONS. The financial statements to be furnished to the Agent and the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved and consistent with GAAP as used in the preparation of the financial statements referred to in Section 4.5, and, except as otherwise specifically provided herein, all computations determining compliance with Section 6.1 hereof shall utilize GAAP.

     Section 8.19 WAIVER OF TRIAL BY JURY, PUNITIVE DAMAGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE ARRANGER, THE AGENT AND THE BANKS HEREBY (A) IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER; (B) IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

     Section 8.20 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND

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SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES
RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 8.21 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE SECURITY DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE SECURITY DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE SECURITY DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE SECURITY DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE SECURITY DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."



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     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                       INLAND PRODUCTION COMPANY


                                       By: /s/ Bill I. Pennington
                                           -------------------------------
                                           Bill I. Pennington
                                        Chief Financial Officer

                                            Notice Address:

                                       475 Seventeenth Street
                                       Suite 1500
                                       Denver, Colorado 80202
                                       Telecopier No.: (303) 296-4070
                                       Attention: President or Chief
                                       Financial Officer


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                                       CANADIAN IMPERIAL BANK OF COM-
                                       MERCE, as Agent


                                       By: /s/ Marybeth Ross
                                       -----------------------------------
                                           Marybeth Ross
                                        Authorized Signatory

                                            Notice Address:

                                       425 Lexington Avenue
                                       New York, New York  10017
                                       Telecopier No.: (212) 856-3763
                                       Attention: Agency Services

                                       with copies to:
                                       CIBC Wood Gundy Securities Corp.
                                       909 Fannin Street
                                       Suite 1200
                                       Houston, Texas  77010
                                       Telecopier No.:  (713) 650-3727
                                       Attention:  Paul Jordan


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                                       CIBC, Inc., as a Bank


                                       By:
                                            Marybeth Ross
                                        --------------------
                                        Authorized Signatory

                                            Notice Address:

                                       Two Paces West
                                       2727 Paces Ferry Road
                                       Suite 1200
                                       Atlanta, Georgia  30329
                                       Telecopier No.: (770) 319-4950
                                       Attention:  Corporate Services


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